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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-202590

PROSPECTUS SUPPLEMENT (to Prospectus dated March 7, 2016)

10,000,000 Shares

Ladder Capital Corp

Class A Common Stock

                The selling stockholders named in this prospectus supplement (the "Selling Stockholders") are offering 10,000,000 shares of our Class A common stock. We will not receive any of the proceeds from the sale of Class A common stock by the Selling Stockholders in this offering, including the sale of Class A common stock by Selling Stockholders upon the exercise by the underwriters of their option to purchase additional shares, as described below.

                Our Class A common stock, par value $0.001 per share, is listed on the New York Stock Exchange ("NYSE") under the symbol "LADR." The last sale price of our Class A common stock on December 5, 2016, as reported by the NYSE, was $15.41 per share.

                We have two authorized classes of common stock: Class A and Class B. Holders of our Class A common stock and holders of our Class B common stock are each entitled to one vote per share of the applicable class of common stock. All such holders vote together as a single class. However, holders of our Class B common stock do not have any right to receive dividends or distributions upon our liquidation or winding up. Together with one LP Unit (as defined herein), each share of Class B common stock is, from time to time, exchangeable for one share of Class A common stock, subject to equitable adjustment for stock splits, stock dividends and reclassifications.

                We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

	Per Share	Total
Price to public	$13.60	$136,000,000
Underwriting discount(1)	$0.544	$5,440,000
Proceeds, before expenses, to the Selling Stockholders	$13.056	$130,560,000

(1)
Please see the section entitled "Underwriting" for a description of all compensation payable to the underwriters.

                The underwriters have an option to purchase up to 1,500,000 additional shares of Class A common stock from certain of the Selling Stockholders at the public offering price, less the underwriting discount. The underwriters can exercise this option at any time and from time to time within 30 days from the date of this prospectus supplement.

                In order to preserve our status as a real estate investment trust ("REIT") for federal income tax purposes, among other purposes, our second amended and restated certificate of incorporation (as amended, our "certificate of incorporation") imposes certain restrictions on ownership of our common stock. See "Description of Capital Stock—Anti-Takeover Effects of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws—REIT-related restrictions on the ownership of and ability to transfer our Class A common stock" in the accompanying prospectus.

                Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-21 of this prospectus supplement to read about risks that you should consider before buying shares of our Class A common stock.

                Delivery of the Class A common stock will be made on or about December 12, 2016.

                Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank Securities	Wells Fargo Securities

Barclays	Citigroup	J.P. Morgan

Co-Managers

FBR	JMP Securities	Keefe, Bruyette & Woods A Stifel Company

The date of this prospectus supplement is December 6, 2016.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS

              This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we originally filed with the SEC on March 6, 2015 and amended on March 4, 2016 and March 7, 2016, using a "shelf" registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the caption "Where You Can Find More Information."

              If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely upon the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. Neither we, the Selling Stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference herein and therein.

              The Selling Stockholders are not, and the underwriters are not, making an offer to sell our Class A common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized for use in connection with this offering is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, on behalf of the Selling Stockholders, or on behalf of the underwriters, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including

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any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

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  Our Annual Report on Form 10-K for the year ended December 31, 2015 (including the information from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2016 specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015), filed with the SEC on March 7, 2016 (our "2015 Annual Report");

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 6, 2016; June 30, 2016, filed with the SEC on August 5, 2016; and September 30, 2016, filed with the SEC on November 4, 2016 (our "2016 Quarterly Reports");

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  Our Current Reports on Form 8-K filed with the SEC on March 10, 2016 and June 8, 2016; and

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  The description of our Class A common stock, $0.001 par value per share, included under the caption "Description of Capital Stock" in the Registration Statement on Form 8-A, filed with the SEC on February 4, 2014 (File No. 001-36299).

              We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold.

              Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

              Our filings with the SEC, including our 2015 Annual Report and 2016 Quarterly Reports, and amendments to those filings, are available free of charge on our website www.laddercapital.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Investor Relations
Telephone: (212) 715-3170

              Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus supplement any of the information included on our website.

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 MARKET, RANKING AND OTHER INDUSTRY DATA

              This prospectus supplement includes or incorporates by reference industry data and forecasts that we obtained from industry publications and surveys, public filings and internal Company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, government publications, third party forecasts and management's good faith estimates and assumptions about our markets and our internal research. We have not independently verified such third party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and neither we nor the underwriters can assure you of the accuracy or completeness of such information contained in this prospectus supplement. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Forward-Looking Statements" and "Risk Factors" in this prospectus supplement or incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions, are intended to identify forward-looking statements.

              We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

              Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties, including those described in the section entitled "Risk Factors" herein and in our 2015 Annual Report, which is incorporated by reference into this prospectus supplement. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

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  changes in general economic conditions, in our industry and in the commercial finance and the real estate markets;

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  our business and investment strategy;

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  our ability to obtain and maintain financing arrangements;

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  the financing and advance rates for our assets;

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  our actual and expected leverage;

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  the adequacy of collateral securing our loan portfolio and a decline in the fair value of our assets;

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  interest rate mismatches between our assets and our borrowings used to fund such investments;

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  changes in interest rates and the market value of our assets;

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  changes in prepayment rates on our assets;

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  the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

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  the increased rate of default or decreased recovery rates on our assets;

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  the adequacy of our policies, procedures and systems for managing risk effectively;

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  a potential downgrade in the credit ratings assigned to our investments;

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  the impact of and changes in governmental regulations, tax laws and rates, accounting guidance and similar matters;

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  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

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  our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

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  potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

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  the inability of insurance covering real estate underlying our loans and investments to cover all losses;

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  the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

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  fraud by potential borrowers;

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  the availability of qualified personnel;

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  the degree and nature of our competition;

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  the market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

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  the prepayment of the mortgages and other loans underlying our mortgage-backed and other asset-backed securities; and

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  the other risk factors set forth in our public filings with the SEC.

              You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus supplement are made of the date hereof, and we assume no obligation to update or supplement any forward-looking statements.

              See "Risk Factors" herein and in our 2015 Annual Report for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus supplement and our 2015 Annual Report and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

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SUMMARY

              The following summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement. It may not contain all the information that may be important to you. You should read this entire prospectus supplement carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference to our 2015 Annual Report.

              Ladder Capital Finance Holdings LLLP ("LCFH") is a Delaware limited liability limited partnership.

              Ladder Capital Corp, a Delaware corporation, is a holding company and its primary assets are a controlling equity interest in LCFH and in each series thereof, directly or indirectly. Unless the context indicates otherwise, references in this prospectus supplement to "Ladder," "Ladder Capital," the "Company," "we," "us" and "our" refer (1) prior to the February 2014 initial public offering ("IPO") of the Class A common stock of Ladder Capital Corp and related transactions, to LCFH and its combined consolidated subsidiaries and (2) after the IPO and related transactions, to Ladder Capital Corp and its combined consolidated subsidiaries.

              Certain figures included in this prospectus supplement have been subject to rounding adjustments. Therefore, figures shown as totals in certain tables may not sum due to rounding.

Our Company

              We are a leading commercial real estate finance company structured as an internally-managed REIT. As a non-bank lender with a proprietary loan origination platform and an established national footprint, we believe that we are well-positioned to benefit from the opportunities arising from the diminished supply of debt capital and the substantial demand for new financings in the commercial real estate sector. We believe that our comprehensive, fully-integrated in-house infrastructure, access to a diverse array of committed financing sources and highly experienced management team of industry veterans will allow us to continue to execute and grow our business prudently as we endeavor to capitalize on profitable opportunities in various market conditions.

              We conduct our business through three commercial real estate-related business lines: commercial mortgage lending, investments in securities secured by first mortgage loans and equity investments in selected net leased and other real estate equity assets. Historically, we have been able to generate attractive risk-adjusted returns by flexibly allocating capital among these well-established, complementary business lines. We believe that we have a competitive advantage through our ability to offer a wide range of products, providing complete solutions across the capital structure to our borrowers, with a focus on senior secured assets. We apply a comprehensive underwriting approach to every loan and investment that we make, rooted in management's deep understanding of fundamental real estate values and proven expertise in these three complementary business lines through multiple economic and credit cycles.

              One of our key business strategies is originating balance sheet loans held for investment. We originated $4.1 billion of balance sheet loans from our inception through September 30, 2016. In addition to balance sheet lending, we originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that are available for sale in commercial mortgage-backed securities ("CMBS") securitizations. From our inception in October 2008 through September 30, 2016, we originated $12.7 billion of conduit loans, $11.9 billion of which were sold into 40 CMBS securitizations, making us, by volume, the second largest non-bank contributor of loans to CMBS securitizations in the U.S. for that period. Our sales of loans into securitizations are generally accounted for as true sales, not financings, and we generally retain no ongoing interest in loans which we securitize. The securitization of conduit loans enables us to reinvest our equity capital into new loan originations or allocate it to other investments. Additionally, from our inception through September 30, 2016, we acquired $9.5 billion of predominantly investment grade-rated securities secured by first mortgage loans on commercial real estate and $1.3 billion of net leased and other real estate assets. Our balance sheet business lines provide for a durable and growing base of net interest and rental income and are complementary to our conduit lending activities.

              We are led by a disciplined and highly aligned management team. As of September 30, 2016, our management team and directors held interests in our Company comprising 11.9% of our total equity. On average, our management team members have 28 years of experience in the industry. Our management team includes Brian Harris, Chief Executive Officer; Michael Mazzei, President; Pamela McCormack, Chief Operating Officer; Marc Fox, Chief Financial Officer; Thomas Harney, Head of Merchant Banking & Capital Markets; and Robert Perelman, Head of Asset Management. Additional officers of Ladder include Kelly Porcella, General Counsel and Secretary, and Kevin Moclair, Chief Accounting Officer.

              As of September 30, 2016, we had $6.2 billion in total assets and $1.5 billion of total equity. As of that date, our assets included $2.4 billion of loans, $2.7 billion of securities and $825.6 million of real estate.

              Ladder was founded in October 2008. As of September 30, 2016, we were capitalized by public investors, our management team and a group of leading global institutional investors, including affiliates of Alberta Investment Management Corp. ("AIMCo"), GI Partners ("GI"), Ontario Municipal Employees Retirement System ("OMERS") and TowerBrook Capital Partners ("TowerBrook"). Each of AIMCo, GI and TowerBrook are participating in this offering as Selling Stockholders. See "Selling Stockholders" for details regarding their participation in this offering. We have built our business to include 68 full-time industry professionals.

              We are organized and conduct our operations to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"). As such, we will generally not be subject to U.S. federal income tax on that portion of our net income that is distributed to shareholders if we distribute at least 90% of our taxable income and comply with certain other requirements.

              We have a diversified and flexible financing strategy supporting our business operations, including significant committed term financing from leading financial institutions, senior corporate notes and the Federal Home Loan Bank ("FHLB"). As of September 30, 2016, we had $4.6 billion of debt financing outstanding and $1.5 billion of committed, undrawn funding capacity available.

Our Market Opportunity

              We believe the commercial real estate finance market presents substantial opportunities for new loan originations, as underlying supply/demand fundamentals are reasonably balanced for many property types while a supply/demand imbalance continues to exist for financing those properties. Over the next five years, demand for financing will be driven by $1.8 trillion of commercial real estate debt that is scheduled to mature during this timeframe according to Trepp. Available financing may be challenged as traditional real estate lenders such as banks and insurance companies face significant capital and regulatory requirements including the pending risk-retention rules. Our permanent capital base, organizational skill set and non-bank status leave us well positioned to accommodate those financing needs going forward.

              We believe our ability to quickly and efficiently shift our focus between lending, investing in securities, and making real estate investments allows us to take advantage of attractive investment opportunities under a variety of market conditions. There are times when the conduit lending/securitization market conditions are very favorable and we shift our focus and allocate our equity toward that market. At other times, especially when markets are under stress, investment in securities is more attractive and we are able to quickly shift focus and equity accordingly. Given this confluence of market dynamics, we believe that we are well positioned to capitalize on these industry trends.

Our Competitive Strengths

              Our competitive strengths include:

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  National lending franchise.  Ladder is a recognized and well-regarded brand name in the U.S. commercial real estate lending market. From inception through September 30, 2016, we originated $16.7 billion of commercial real estate loans, $11.9 billion of which were sold into 40 CMBS securitizations, making us, by volume, the second largest non-bank contributor of loans to CMBS securitizations in the U.S. for that period. We have partnered in CMBS securitizations as a loan seller and co-manager with prominent commercial real estate platforms, including affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC and we have also completed two single-asset securitizations. We believe our reputation as an established lender helps us access new borrowers in our origination business, and makes us an attractive partner to investors in the CMBS market as well as our lenders and securitization partners.

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  Established, fully-integrated operating platform.  Since our inception, we have operated an internally managed and vertically integrated commercial mortgage origination platform. Our staff of industry professionals specializing in loan origination, underwriting, structuring, securitization, trading, financing and asset management allows us to manage and control the loan process from origination through closing and, when appropriate, sale or other disposition. In an industry characterized by high barriers to entry, including requisite relationships with borrowers, mortgage brokers, securitization partners, investors (including CMBS investors), and financing sources, we are a well-established operating business with a comprehensive in-house infrastructure.

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  Complementary, diverse business lines.  We apply our knowledge of commercial real estate across the commercial real estate investing spectrum, including to whole loans, securities and real estate equity. We believe our ability to offer borrowers a diverse range of financing products, including interim balance sheet loans, gives us a competitive advantage compared to certain of our competitors who focus more exclusively on conduit loans. In addition, our robust and diversified investment platform provides us with the ability to capture relative value opportunities among the various products in different market environments. Our platform also affords us market presence and insight, as well as the ability to flexibly allocate our capital among our business lines to hedge risk and achieve attractive risk-adjusted returns.

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  Rigorous credit and underwriting process.  Prior to origination, we complete a comprehensive credit and underwriting process for all of our investments. Our credit process includes detailed due diligence on the property (including by conducting a site visit), market, tenants and sponsor, coupled with multiple third-party reviews, including a property appraisal. Our Investment Committee, comprised of four members of our management team who have extensive experience in commercial real estate finance, must approve every loan. Moreover, the Risk and Underwriting Committee of our Board of Directors must additionally approve investments above specified size thresholds. Our credit culture is further reinforced by the alignment of our loan origination team, whose members are compensated based on loan profitability and performance and not on volume. We have had no events of default or credit losses on the loans we originated since inception.

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  Focus on senior secured assets.  We seek to maintain a balance sheet that is comprised principally of senior secured assets and characterized by adequate liquidity. As of

    September 30, 2016, 80.5% of our total assets consisted of cash and senior secured assets. These senior secured assets were comprised of first mortgage loans with a weighted average loan-to-value ratio of 66.3% and investment grade securities. First mortgage loans represent 97.4% of our total loan originations from our inception in October 2008 through September 30, 2016. As of September 30, 2016, 44.2% of our total assets consisted of cash and investment grade securities.

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  Moderate leverage and strong access to capital.  As of September 30, 2016, our debt to equity ratio was 3.1:1.0, and our non-funding debt to equity ratio was 0.4:1.0. At the same time, we had $1.5 billion of committed, undrawn funding capacity available to finance our business, consisting of $43.0 million of availability under our $143.0 million Revolving Credit Facility, $406.3 million of undrawn committed financing from the FHLB, and $1.0 billion of other undrawn committed financings. Most of our facilities have at least two years of maturity remaining, including extension options, and we have a strong track record of extending our facilities on a timely and opportunistic basis. In addition, we had $59.7 million in unrestricted cash and cash equivalents, unencumbered loans of $552.9 million and unencumbered securities of $90.3 million. Our access to diverse, long-term and low-cost financing is a mark of distinction compared to our non-bank competitors, allowing us to better match the characteristics of our funding liabilities with those of our investment assets at an attractive cost of funds. We believe that our record of raising both equity and debt capital during historical periods of high market volatility underscores the confidence our equity investors and lenders have in our ability to manage our business prudently.

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  Experienced management team with significant ownership.  Our management team has extensive expertise in the commercial real estate industry, with an average of 28 years of experience. The core of our management team has worked together during both volatile and stable market conditions and has expertise in origination, underwriting, transaction management, structuring, capital markets and asset management. As of September 30, 2016, our management team and Board of Directors held interests in our Company comprising 11.9% of our total equity. We believe that this significant ownership stake closely aligns the interests of our management team and Board of Directors with those of our other stakeholders and creditors.

Our Business and Growth Strategies

              We have steadily built our business to capitalize on opportunities in the commercial real estate finance market, generating profitable growth while creating the diversified, national lending and investment platform we have today. We intend to expand our business by focusing on strategies that we believe will generate higher levels of recurring income, including net interest and rental income, as discussed below:

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  Originating more balance sheet loans held for investment.  Our origination of balance sheet loans provides a stable base of interest income as well as supports lending activity in our conduit lending business and securitization activities in the future as the properties that secure these loans become eligible for longer-term conduit financing from us upon maturity. We believe that we have a competitive advantage through our ability to offer this wide range of products.

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  Continuing to generate meaningful earnings from conduit loan securitizations.  One of our key business strategies is originating conduit loans for sale into CMBS securitizations. Our goal is to continue generating meaningful earnings in this business line. In addition to the securitization transactions that we have typically executed in the past, which have predominantly been with partners, we registered for our own CMBS issuance shelf in 2016.

    This CMBS issuance shelf enables us to potentially execute our own securitization transactions, consisting of primarily loans originated by us, without partners, and facilitates our retention of interests in any of these securitizations.

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  Capitalize on pending risk-retention regulations in the conduit securitization market.  Commencing on December 24, 2016, sponsors of conduit securitizations will be required to either retain (i) interests in each sponsored securitization trust equal in value to at least 5% of the total securitization transaction proceeds for at least five years or (ii) sell an equivalent amount of interests to a qualified buyer who will also be required to hold this position for at least five years. Our permanent capital structure and access to long term committed capital, together with the current legal and regulatory environment, make us an ideal holder of the required retained interests over the extended holding periods specified. In addition, we have the experience to both underwrite and manage these assets.

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  Expanding investments in selected net leased and other commercial real estate equity.  We expect to grow our net leased and other real estate investment business through direct investments as well as investments in real estate partnerships with experienced managers and co-investors. Our net leased strategy is generally to purchase real estate, originate a non-recourse conduit loan secured by that real estate and subsequently securitize that loan. This strategy has enabled us to realize an attractive levered return on our net leased real estate investments while garnering a control position in the underlying properties. We may also sell such properties for a profit. In addition, as we grow our balance sheet loan portfolio, we expect to make loans with equity-linked participations to capture a portion of any appreciation in the value of such properties.

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  Pursuing other attractive opportunities.  We expect to pursue other complementary growth opportunities as they may arise. Such opportunities could include growing our third party asset management business as well as opportunistic acquisitions of third party commercial real estate finance-related businesses or assets that we view as synergistic with our current operations.

Our Business Segments

              We invest primarily in loans, securities and other interests in U.S. commercial real estate, with a focus on senior secured assets. Our complementary business segments are designed to provide us with the flexibility to opportunistically allocate capital in order to generate attractive risk adjusted returns under varying market conditions. The following table summarizes the value of our investment portfolio as reported in our consolidated financial statements as of the dates indicated below:

	As of the nine months ended September 30,		As of December 31,
	2016	2015	2015	2014	2013
	($ in thousands)
Loans
Conduit first mortgage loans	$784,186	$333,531	$571,764	$417,955	$440,490
Balance sheet first mortgage loans	1,473,852	1,509,745	1,453,120	1,358,985	411,655
Other commercial real estate-related loans	169,183	285,067	285,525	162,068	127,423

Total loans	2,427,221	2,128,343	2,310,409	1,939,008	979,568
Securities
CMBS investments	2,588,760	2,342,123	2,335,930	2,683,745	1,422,995
U.S. Agency Securities investments	62,199	73,259	71,287	131,821	234,251

Total securities	2,650,959	2,415,382	2,407,217	2,815,566	1,657,246
Real Estate
Real estate and related lease intangibles, net	825,593	791,577	834,779	768,986	624,219
Real estate held for sale	—	49,022	—	—	—

Total real estate	825,593	840,599	834,779	768,986	624,219

Other Investments
Investments in unconsolidated joint ventures	33,860	33,793	33,797	6,041	9,263
FHLB stock	77,915	77,915	77,915	72,340	49,450

Total other investments	111,775	111,708	111,712	78,381	58,713

Total investments	6,015,548	5,496,032	5,664,117	5,601,941	3,319,746
Cash, cash equivalents and cash collateral held by broker	97,190	232,461	139,770	118,656	107,263
Other assets	103,078	101,468	91,325	93,638	55,207

Total assets	$6,215,816	$5,829,961	$5,895,212	$5,814,235	$3,482,216

Loans

              Conduit First Mortgage Loans.    We originate conduit loans, which are first mortgage loans that are secured by cash-flowing commercial real estate and are available for sale to securitizations. These first mortgage loans are typically structured with fixed interest rates and generally have five- to ten-year terms. Our loans are directly originated by an internal team that has longstanding and strong relationships with borrowers and mortgage brokers throughout the U.S. We follow a rigorous investment process, which begins with an initial due diligence review; continues through a comprehensive legal and underwriting process incorporating multiple internal and external checks and balances; and culminates in approval or disapproval of each prospective investment by our Investment Committee. Conduit first mortgage loans in excess of $50.0 million also require approval of our Board of Directors' Risk and Underwriting Committee.

              Although our primary intent is to sell our conduit first mortgage loans to CMBS trusts, we generally seek to maintain the flexibility to keep them on our balance sheet or otherwise sell them as whole loans to third-party institutional investors. From our inception in 2008 through September 30, 2016, we have originated and funded $12.7 billion of conduit first mortgage loans, and securitized $11.9 billion of such mortgage loans in 40 separate transactions, including two securitizations in 2010, three securitizations in 2011, six securitizations in 2012, six securitizations in 2013, 10 securitizations in 2014, 10 securitizations in 2015 and three securitizations in 2016. We generally securitize our loans together with certain financial institutions, which to date have included affiliates of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Wells Fargo Securities, LLC, and we have also completed two single-asset securitizations. During the nine months ended September 30, 2016 and 2015, conduit first mortgage loans have remained on our balance sheet for a weighted average of 127 and 62 days prior to securitization, respectively. As of September 30, 2016, we held 33 first mortgage loans that were substantially available for contribution into a securitization with an aggregate book value of $784.2 million. Based on the loan balances and the "as-is" third-party Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 65.6% at September 30, 2016. We hold these conduit loans in a taxable REIT subsidiary ("TRS").

              Balance Sheet First Mortgage Loans.    We also originate and invest in balance sheet first mortgage loans secured by commercial real estate properties that are undergoing transition, including lease-up, sell-out and renovation or repositioning. These mortgage loans are structured to fit the needs and business plans of the property owners, and generally have London Interbank Offered Rate ("LIBOR") based floating rates and terms (including extension options) ranging from one to five years. Balance sheet first mortgage loans are originated, underwritten, approved and funded using the same comprehensive legal and underwriting approach, process and personnel used to originate our conduit first mortgage loans. Balance sheet first mortgage loans in excess of $20.0 million also require the approval of our Board of Directors' Risk and Underwriting Committee.

              We generally seek to hold our balance sheet first mortgage loans for investment. These investments have been typically repaid at or prior to maturity (including by being refinanced by us into a new conduit first mortgage loan upon property stabilization). As of September 30, 2016, we held a portfolio of 69 balance sheet first mortgage loans with an aggregate book value of $1.5 billion. Based on the loan balances and the "as-is" third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of this portfolio was 66.6% at September 30, 2016.

              Other Commercial Real Estate-Related Loans.    We selectively invest in note purchase financings, subordinated debt, mezzanine debt and other structured finance products related to commercial real estate, that are generally held for investment. As of September 30, 2016, we held a portfolio of 36 other commercial real estate-related loans with an aggregate book value of $169.2 million. Based on the loan balance and the "as-is" third-party FIRREA appraised values at origination, the weighted average loan-to-value ratio of the portfolio was 74.2% at September 30, 2016.

Securities

              CMBS Investments.    We invest in CMBS secured by first mortgage loans on commercial real estate, and own predominantly AAA-rated securities. These investments provide a stable and attractive base of net interest income and help us manage our liquidity. We have significant in-house expertise in the evaluation and trading of CMBS, due in part to our experience in originating and underwriting mortgage loans that comprise assets within CMBS trusts, as well as our experience in structuring CMBS transactions. AAA-rated CMBS investments in excess of $50 million and all other securities positions in excess of $26.0 million require the approval of our Board of Directors' Risk and Underwriting Committee. As of September 30, 2016, the estimated fair value of our portfolio of CMBS investments totaled $2.6 billion in 199 CUSIPs ($13.0 million average investment per CUSIP). As of that date,

97.7% of our CMBS investments were rated investment grade by Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings Inc. ("Fitch"), consisting of 84.1% AAA/Aaa-rated securities and 13.6% of other investment grade-rated securities, including 11.6% rated AA/Aa, 1.2% rated A/A and 0.7% rated BBB/Baa. In the future, we may invest in CMBS securities or other securities that are unrated. As of September 30, 2016, our CMBS investments had a weighted average duration of 3.1 years. The commercial real estate collateral underlying our CMBS investment portfolio is located throughout the U.S. As of September 30, 2016, by property count and market value, respectively, 49.8% and 68.3%, of the collateral underlying our CMBS investment portfolio was distributed throughout the top 25 metropolitan statistical areas ("MSAs") in the U.S., with 4.1% and 31.2% of the collateral located in the New York-Newark-Edison MSA, and the concentrations in each of the remaining top 24 MSAs ranging from 0.3% to 8.2% by property count and 0.1% to 10.5% by market value.

              U.S. Agency Securities Investments.    Our U.S. Agency Securities portfolio consists of securities for which the principal and interest payments are guaranteed by a U.S. government agency, such as the Government National Mortgage Association ("Ginnie Mae"), or by a government-sponsored enterprise (a "GSE"), such as the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac"). In addition, these securities are secured by first mortgage loans on commercial real estate. As of September 30, 2016, the estimated fair value of our portfolio of U.S. Agency Securities was $62.2 million in 31 CUSIPs ($2.0 million average investment per CUSIP), with a weighted average duration of 8.0 years. The commercial real estate collateral underlying our U.S. Agency Securities portfolio is located throughout the U.S. As of September 30, 2016, by market value, 67.2%, 15.7% and 5.2% of the collateral underlying our U.S. Agency Securities, excluding the collateral underlying our U.S. Agency interest-only securities, was located in New York, California and Georgia, respectively, with no other state having a concentration greater than 10.0%. By property count, California represented 59.5%, Georgia represented 13.5% and New York represented 5.4% of such collateral. While the specific geographic concentration of our Agency interest-only securities portfolio as of September 30, 2016 is not obtainable, risk relating to any such possible concentration is mitigated by the interest payments of these securities being guaranteed by a U.S. government agency or a GSE.

Real Estate

              Commercial Real Estate Properties.    As of September 30, 2016, we owned 112 single tenant net leased properties with an aggregate book value of $538.8 million. These properties are fully leased on a net basis where the tenant is generally responsible for payment of real estate taxes, property, building and general liability insurance and property and building maintenance expenses. As of September 30, 2016, our net leased properties comprised a total of 4.1 million square feet, had a 100% occupancy rate, an average age since construction of 8.5 years and a weighted average remaining lease term of 14.4 years.

              As of September 30, 2016, we owned 30 other properties with an aggregate book value of $241.1 million. Through separate joint ventures, we owned a portfolio of 13 office buildings in Richmond, VA with a book value of $94.6 million, a portfolio of four office buildings in St. Paul, MN with a book value of $55.3 million, an office building in Ewing, NJ with a book value of $31.1 million, a portfolio of seven office buildings in Richmond, VA with a book value of $17.6 million, a 13-story office building in Oakland County, MI with a book value of $11.4 million, a two-story office building in Grand Rapids, MI with a book value of $9.2 million and a warehouse in Grand Rapids, MI with a book value of $5.9 million. We also own a two-story office building in Wayne, NJ with a book value of $9.2 million and a shopping center in Carmel, NY with a book value of $6.9 million.

              Residential Real Estate.    We sold 58 condominium units at Veer Towers in Las Vegas, NV during the nine months ended September 30, 2016, generating aggregate gains on sale of $11.0 million.

As of September 30, 2016, we owned 74 residential condominium units at Veer Towers with a book value of $19.7 million through a joint venture and we intend to sell these remaining units over time. As of September 30, 2016, 15 condominium units were under contract for sale with a book value of $3.3 million. As of September 30, 2016, the remaining condominium units we hold were 30.6% rented and occupied. During the three and nine months ended September 30, 2016, we recorded $0.2 million and $0.7 million, respectively, of rental income from the condominium units.

              We sold 49 condominium units at Terrazas River Park Village in Miami, FL, during the nine months ended September 30, 2016, generating aggregate gains on sale of $3.4 million. As of September 30, 2016, we owned 104 residential condominium units at Terrazas River Park Village with a book value of $25.9 million and we intend to sell the remaining units over time. As of September 30, 2016, 17 condominium units were under contract for sale with a book value of $6.0 million. As of September 30, 2016, the remaining condominium units we hold were 73.7% rented and occupied. During the three and nine months ended September 30, 2016, we recorded $0.5 million and $1.7 million, respectively, of rental income from the condominium units.

              We hold these residential condominium units in a TRS.

Other Investments

              Institutional Bridge Loan Partnership.    In 2011, we established LCRIP I, an institutional partnership, with a Canadian sovereign pension fund to invest in first mortgage bridge loans that meet predefined criteria. Our partner owns 90% of the limited partnership interest, and we own the remaining 10% on a pari passu basis and act as general partner. We retain discretion over which loans to present to LCRIP I, and our partner retains the discretion to accept or reject individual loans. As the general partner, we have engaged our advisory entity to manage the assets of LCRIP I and earn management fees and incentive fees from LCRIP I. In addition, we are entitled to retain origination fees of up to 1% on loans that we sell to LCRIP I and on a case-by-case basis as approved by our partner, may retain certain exit fees. During the quarter ended June 30, 2015, the last loan held by LCRIP I was repaid. The term of the partnership expired on April 15, 2016. At that time, LCRIP I made distributions to the partners in the aggregate amounts determined by the general partner in accordance with its Limited Partnership Agreement.

              Unconsolidated Joint Venture.    In connection with the origination of a loan in April 2012, we received a 25% equity kicker with the right to convert upon a capital event. On March 22, 2013, we refinanced the loan, and we converted our equity kicker interest into a 25% limited liability company membership interest in Grace Lake LLC. As of September 30, 2016, Grace Lake LLC owned an office building campus with a carrying value of $63.1 million, which is net of accumulated depreciation of $18.7 million, that is financed by $72.0 million of long-term debt. Debt of Grace Lake LLC is nonrecourse to the limited liability company members, except for customary nonrecourse carve-outs for certain actions and environmental liability. As of September 30, 2016, the book value of our investment in Grace Lake LLC was $3.5 million.

              Unconsolidated Joint Venture.    On August 7, 2015, we entered into a joint venture, 24 Second Avenue, with an operating partner to invest in a ground-up condominium construction and development project located at 24 Second Avenue, New York, NY. We contributed $31.1 million for a 73.8% interest, with the operating partner holding the remaining 26.2% interest. We are entitled to income allocations and distributions based upon our membership interest of 73.8% until we achieve a 1.70x profit multiple, after which income is allocated and distributed 50% to us and 50% to the operating partner. As of September 30, 2016, the book value of our investment in 24 Second Avenue was $30.4 million.

              FHLB Stock.    Our captive insurance company, Tuebor Captive Insurance Company LLC ("Tuebor"), is a member of the FHLB. Each member of the FHLB must purchase and hold FHLB stock as a condition of initial and continuing membership, in proportion to their borrowings from the FHLB and levels of certain assets. Members may need to purchase additional stock to comply with these capital requirements from time to time. FHLB stock is redeemable by Tuebor upon five years' prior written notice, subject to certain restrictions and limitations. Under certain conditions, the FHLB may also, at its sole discretion, repurchase FHLB stock from its members.

Our Current Financing Strategies

              Our financing strategies are critical to the success and growth of our business. We manage our financing to complement our asset composition and to diversify our exposure across multiple capital markets and counterparties.

              We fund our investments in commercial real estate loans and securities through multiple sources, including the $611.6 million of gross cash proceeds we raised in our initial equity private placement beginning in October 2008, the $257.4 million of gross cash proceeds we raised in our follow-on equity private placement in the third quarter of 2011, proceeds from the issuance of $325.0 million of 2017 Notes in 2012, the $238.5 million of net proceeds from the issuance of Class A common stock in 2014, proceeds from the issuance of $300.0 million of 2021 Notes in 2014, current and future earnings and cash flow from operations, existing debt facilities, and other borrowing programs in which we participate.

              We finance our portfolio of commercial real estate loans using committed term facilities provided by multiple financial institutions, with total commitments of $1.7 billion at September 30, 2016, a $143.0 million Revolving Credit Facility and through our FHLB membership. As of September 30, 2016, there was $622.6 million outstanding under the committed term facilities. We finance our securities portfolio, including CMBS and U.S. Agency Securities, through our FHLB membership, a $400.0 million committed term master repurchase agreement from a leading domestic financial institution and uncommitted master repurchase agreements with numerous counterparties. As of September 30, 2016, we had total outstanding balances of $835.7 million under all securities master repurchase agreements. We finance our real estate investments with nonrecourse first mortgage loans. As of September 30, 2016, we had outstanding balances of $575.5 million on these nonrecourse mortgage loans.

              In addition to the amounts outstanding on our other facilities, we had $1.8 billion of borrowings from the FHLB outstanding at September 30, 2016. As of September 30, 2016, we also had a $143.0 million Revolving Credit Facility, with $100.0 million borrowings outstanding, and $563.9 million of Notes issued and outstanding.

              The following table shows our sources of capital, including our financing arrangements, and our investment portfolio as of September 30, 2016:

Sources of Capital ($ in thousands)		Assets ($ in thousands)
Repurchase agreements	$1,458,327	Conduit first mortgage loans	$784,186
Revolving credit facility	100,000	Balance sheet first mortgage loans	1,473,852
Mortgage loan financing	575,533	Other commercial real estate-related loans	169,183

Mortgage loan receivable financing	63,177	Total loans	$2,427,221

Borrowings from the FHLB	1,844,700
Senior unsecured notes	559,274	Securities:

Total debt	$4,601,011	CMBS investments	2,588,760

		U.S. Agency Securities investments	62,199

		Total securities	$2,650,959

		Real estate:
		Total real estate and related lease intangibles, net	825,593

		Total real estate	$825,593

		Other investments:
		Investments in unconsolidated joint ventures	33,860
		FHLB stock	77,915

		Total other investments	$111,775

		Total investments	$6,015,548

Other liabilities	114,107	Cash, cash equivalents and cash held by broker	97,190
Total equity	1,500,698	Other assets	103,078

Total sources of capital	$6,215,816	Total assets	$6,215,816

              We enter into interest rate and credit spread derivative contracts to mitigate our exposure to changes in interest rates and credit spreads. We generally seek to hedge the interest rate risk on the financing of assets that have a duration longer than five years, including newly-originated conduit first mortgage loans, securities in our CMBS portfolio if long enough in duration and most of our U.S. Agency Securities portfolio. We monitor our asset profile and our hedge positions to manage our interest rate and credit spread exposures and seek to match fund our assets according to the liquidity characteristics and expected holding periods of our assets.

              We generally seek to maintain a debt-to-equity ratio of approximately 3.0:1.0 or below. We expect this ratio to fluctuate during the course of a fiscal year due to the normal course of business in our conduit lending operations, in which we generally securitize our inventory of conduit loans at intervals, and also because of changes in our asset mix, due in part to such securitizations. As of September 30, 2016, our debt-to-equity ratio was 3.1:1.0. We believe that our predominantly senior secured assets and our moderate leverage provide financial flexibility to be able to capitalize on attractive market opportunities as they arise.

              From time to time, we may add financing counterparties that we believe will complement our business, although the agreements governing our indebtedness may limit our ability and the ability of our present and future subsidiaries to incur additional indebtedness. Our certificate of incorporation and amended and restated bylaws (as amended, our "bylaws") do not impose any threshold limits on our ability to use leverage.

Recent Developments

              On December 2, 2016, we announced the declaration by our Board of Directors of a fourth quarter 2016 dividend of $0.46 per share of Class A common stock. This dividend will be paid in a combination of cash and stock on January 24, 2017 to stockholders of record as of the close of business on December 27, 2016 (the "Record Date"). Investors in this offering who continue to hold shares of Class A common stock purchased in this offering on the Record Date will be entitled to receive this dividend with respect to the shares purchased in this offering. This declaration reflects a 9.1% increase in our recurring quarterly cash dividend, effective in the fourth quarter of 2016, to $0.30 per share from $0.275 per share. The fourth quarter dividend also includes an additional year-end distribution attributable to our 2016 REIT taxable income of approximately $0.16 per share of Class A common stock.

Other Information

              As a public company, Ladder from time to time explores various corporate opportunities. Earlier this year, we engaged an investment bank to assist our Board of Directors in evaluating an unsolicited proposal from an unaffiliated third-party, as well as alternatives to such proposal. We determined not to pursue any of the strategic alternatives evaluated by the investment bank, including the unsolicited proposal from an unaffiliated third-party, and recently terminated the investment bank's engagement. We are not currently engaged in any negotiations or discussions with third parties regarding a sale of our company or any of the other strategic alternatives previously evaluated by the investment bank.

Corporate Information

              Ladder Capital Corp was formed in May 2013. Our principal executive offices are located at 345 Park Avenue, 8th Floor, New York, New York 10154, and our telephone number is (212) 715-3170. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.

 THE OFFERING

Class A common stock offered by the Selling Stockholders	10,000,000 shares of Class A common stock (plus up to an additional 1,500,000 shares of our Class A common stock that certain of the Selling Stockholders may sell upon the exercise of the underwriters' option to purchase additional shares).
Class A common stock to be outstanding immediately after completion of this offering	70,939,062 shares of Class A common stock (or 71,765,885 shares of Class A common stock if the underwriters' option to purchase 1,500,000 additional shares is exercised in full).
Class B common stock to be outstanding immediately after completion of this offering

38,649,452 shares of Class B common stock, equal to one share per LP Unit (as defined herein) (other than any LP Units owned by us or our direct and indirect wholly-owned subsidiaries) (or 37,822,629 shares of Class B common stock if the underwriters' option to purchase 1,500,000 additional shares of Class A common stock is exercised in full).

Voting	One vote per share; Class A and Class B common stock vote together as a single class.
Use of proceeds	We will not receive any proceeds from the sale of our Class A common stock in this offering by the Selling Stockholders. See "Use of Proceeds."

Dividends

Consistent with our REIT status, we declare regular quarterly distributions to our stockholders. We may on occasion also declare a REIT compliance "true-up" distribution, if necessary. Such additional distributions may be payable primarily in stock, to provide for meaningful capital retention, and may be subject to a cash/stock election. The timing and amount of future distributions is based on a number of factors, including, among other things, our future operations and earnings, capital requirements and surplus, general financial condition and contractual restrictions. All dividend declarations are subject to the approval of our Board of Directors. Generally, we expect the majority of our distributions to be taxable as dividends to our stockholders, whether paid in cash or a combination of cash and common stock, and not as a tax-free return of capital or a capital gain. On December 2, 2016, we announced the declaration of a fourth quarter 2016 dividend of $0.46 per share of Class A common stock, comprised of $0.30 per share as cash, plus $0.16 per share as a "true-up." This dividend will be paid in a combination of cash and stock on January 24, 2017 to stockholders of record on the Record Date. Investors in this offering who continue to hold shares of Class A common stock purchased in this offering on the Record Date will be entitled to receive this dividend with respect to the shares of Class A common stock purchased in this offering.

NYSE symbol	"LADR"
Risk Factors

For a discussion of risks relating to us, our business and an investment in our Class A common stock, see "Risk Factors" in this prospectus supplement and our 2015 Annual Report and all other information set forth in or incorporated by reference into this prospectus supplement before investing in our common stock.

Voting power held by holders of Class A common stock immediately after completion of this offering	64.7% (or 65.5% if the underwriters' option to purchase 1,500,000 additional shares of Class A common stock is exercised in full).
Voting power held by holders of Class B common stock immediately after completion of this offering	35.3% (or 34.5% if the underwriters' option to purchase 1,500,000 additional shares of Class A common stock is exercised in full).

Exchange rights of the Continuing LCFH Limited Partners

Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement effective as of December 31, 2014 (as amended, the "LLLP Agreement") of LCFH, all assets and liabilities of LCFH were allocated on its books and records to two series of LCFH, consisting of "Series REIT" and "Series TRS." Each outstanding limited partnership interest in LCFH was converted into one limited partnership unit of Series REIT (a "Series REIT LP Unit") and one limited partnership unit of Series TRS (a "Series TRS LP Unit" and, together with a Series REIT LP Unit, a "LP Unit"). Holders may from time to time, subject to certain conditions, exchange one LP Unit, together with one share of our Class B common stock, for one share of our Class A common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications. Any Class B shares included in an exchange will be cancelled. See "Certain Relationships and Related Transactions, and Director Independence—Amended and Restated Limited Liability Limited Partnership Agreement of LCFH" set forth in the our 2015 Annual Report.

              Unless otherwise indicated, the information presented in this prospectus supplement:

  •
  assumes that the underwriters' option to purchase 1,500,000 additional shares of Class A common stock from certain of the Selling Stockholders is not exercised;

  •
  excludes 3,571,964 shares of Class A common stock reserved for future issuance under our 2014 Omnibus Incentive Plan (as defined in our 2015 Annual Report); and

  •
  excludes the notional shares of our Class A common stock under our 2014 Deferred Compensation Plan and Phantom Equity Plan (as defined in our 2015 Annual Report incorporated herein by reference).

SUMMARY CONSOLIDATED FINANCIAL DATA

              The following tables set forth our summary consolidated financial data as of and for the periods indicated. The historical financial information for this prospectus supplement included for all periods prior to our IPO were derived from the consolidated financial statements of LCFH and from the combined consolidated financial statements of Ladder Capital Corp subsequent to our IPO, and does not reflect what our financial position, results of operations and cash flows would have been had we been a separate, stand alone public company during those periods. We were not operated as a separate, stand alone public company for historical periods presented prior to our IPO and the related reorganization transactions, which were completed on February 11, 2014. The consolidated financial information may not be indicative of our future financial condition, results of operations or cash flows.

              The statements of operating data and balance sheet data for the years ended December 31, 2015, 2014 and 2013 are derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The statements of operating data and balance sheet data for the nine months ended September 30, 2016 and 2015 are derived from our unaudited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

              The following summary consolidated financial data are qualified in their entirety by reference to, and should be read in conjunction with, our audited combined consolidated financial statements and related notes, our unaudited consolidated financial statements and related notes and the information under "Risk Factors" herein and in our 2015 Annual Report and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2015 Annual Report, incorporated by reference herein, and other financial information included in this prospectus supplement. Historical results included below and elsewhere in this prospectus supplement are not necessarily indicative of our future performance.

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands, except where indicated)	2016	2015	2015	2014	2013
Operating Data:
Interest income	$175,650	$178,635	$241,539	$187,325	$121,578
Interest expense	88,622	83,846	113,303	77,574	48,745

Net interest income	87,028	94,789	128,236	109,751	72,833
Provision for loan losses	(300)	(450)	(600)	(600)	(600)

Net interest income after provision for loan losses	86,728	94,339	127,636	109,151	72,233
Total other income	74,100	129,038	201,221	189,166	241,705
Total costs and expenses	(113,182)	(129,818)	(168,166)	(174,086)	(121,475)

Income before taxes	47,099	93,559	160,691	124,231	192,463
Tax (expense) benefit	(5,547)	(4,101)	(14,557)	(26,605)	(3,730)

Net income	42,099	89,458	146,134	97,626	188,733
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	436	578	(1,568)	370	1,098

Net income of combined Class A common shareholders and predecessor unitholders	$42,535	$90,036	$144,566	$97,996	$189,831

Net (income) loss attributed to LP Unit holders	—	—	—	12,628	—
Net (income) loss attributed to non-controlling interest in LCFH	(17,664)	(43,338)	(70,745)	(66,437)	—

Net income attributed to Class A common shareholders	$24,871	$46,698	$73,821	$44,187	—

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands, except where indicated)	2016	2015	2015	2014	2013
Earnings per share:
Basic	$0.41	$0.91	$1.43	$0.90	—
Diluted	$0.40	$0.91	$1.42	$0.86	—
Weighted average shares outstanding:
Basic	60,976,046	51,091,977	51,702,188	49,296,417	—
Diluted	61,875,010	51,388,851	51,870,808	97,583,310	—
Dividends per share of Class A common stock	$0.825	$0.775	$2.225	—	—
Balance Sheet Data (at end of period):
Cash and cash equivalents	$59,693	$181,540	$108,959	$76,218	$78,742
Mortgage loan receivables	2,427,221	2,128,343	2,310,409	1,939,008	979,568
Real estate securities	2,650,959	2,415,382	2,407,217	2,815,566	1,657,246
Real estate and related intangibles, net	825,593	840,599	834,779	768,986	624,219
Total assets	6,215,816	5,829,961	5,895,212	5,814,235	3,482,216
Total debt obligations	4,601,011	4,215,493	4,274,723	4,182,954	2,208,041
Total liabilities	4,715,118	4,330,819	4,403,804	4,309,028	2,296,983
Total shareholders' equity (partners' capital)	885,980	830,629	828,215	785,432	1,176,397
Total noncontrolling interest in operating partnership	609,650	661,505	657,380	711,674	—
Total noncontrolling interest in consolidated joint ventures	5,068	7,008	5,813	8,101	8,837
Total equity (capital)	1,500,698	1,499,142	1,491,408	1,505,207	1,185,234
Other Financial Data (unaudited):
Core earnings(1)	$113,577	$141,310	$191,451	$219,322	$200,341
Cost of funds(2)	(111,866)	(104,176)	(140,123)	(95,636)	(56,988)
Interest income, net of cost of funds(2)	63,784	74,459	101,416	91,689	64,590
Net revenues(3)	160,828	223,377	328,857	298,317	313,938
Other Financial and Credit Metrics (at end of period) (unaudited):
Non funding debt to equity	0.4x	0.4x	0.4x	0.4x	0.3x
Debt to equity	3.1x	2.8x	2.9x	2.8x	1.9x
Tangible equity to assets	24.6%	26.2%	25.8%	26.4%	34.8%
Unrestricted cash and investment grade securities as a % of total assets	43.6%	44.5%	42.7%	49.7%	49.9%
Amount of undrawn committed repurchase agreement financings	$1,047,038	$964,460	$918,963	$766,123	$1,651,766
Amount of undrawn committed FHLB financings	$406,346	$462,712	$380,413	$289,000	$416,000
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(138,737)	$206,251	$40,588	$208,672	$475,082
Investing activities	(126,667)	(40,071)	(29,847)	(2,369,464)	(1,081,868)
Financing activities	216,138	(60,858)	22,000	2,158,268	640,349

(1)
We present core earnings, which is a measure not recognized by generally accepted accounting principles in the United States ("GAAP"), as a supplemental measure of our performance. We define core earnings as income before taxes adjusted to exclude (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in U.S. Agency interest-only securities, (iv) the premium (discount) on mortgage loan financing and the related amortization of premium (discount) on mortgage loan financing recorded during the period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

As discussed in Note 2 to our combined consolidated financial statements included in our 2015 Annual Report, incorporated by reference in this prospectus supplement, we do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be "open hedging positions." While recognized for GAAP purposes, we exclude the results on the hedges from core earnings until the related asset is sold and the hedge position is considered "closed," whereupon they would then be included in core earnings in that period. These are reflected as "Adjustments for unrecognized derivative results" for purposes of computing core earnings for the period.

As more fully discussed in Note 2 to the combined consolidated financial statements included in our 2015 Annual Report, incorporated by reference in this prospectus supplement, our investments in U.S. Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and derivatives which we use to hedge asset values.

Set forth below is an unaudited reconciliation of income before taxes to core earnings:

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands)	2016	2015	2015	2014	2013
Income (loss) before taxes	$47,646	$93,559	$160,691	$124,231	$192,463
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP)(A)	415	578	(1,568)	370	1,098
Our share of real estate depreciation, amortization and gain adjustments(B)	24,620	24,799	28,704	21,997	19,067
Adjustments for unrecognized derivative results(C)	30,553	10,503	(10,213)	51,308	(18,721)
Unrealized (gain) loss on agency IO securities	(30)	639	1,249	(2,144)	2,665
Premium (discount) on mortgage loan financing, net of amortization	27	1,784	802	1,442	888
Non-cash stock-based compensation	13,527	7,939	10,277	16,738	2,881
One-time transactional adjustment(D)(E)	(3,181)	1,509	1,509	5,380	—

Core earnings	$113,577	$141,310	$191,451	$219,322	$200,341

(A)
Includes $21,397 of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the combined consolidated statements of income for the nine months ended September 30, 2016.

(B)
The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments amounts presented in the computation of core earnings in the preceding table ($ in thousands):

	For the nine months ended September 30,		For the year ended December 31,
	2016	2015	2015	2014	2013
Total GAAP depreciation and amortization	$28,789	$29,238	$39,061	$28,447	$21,515
Less: Depreciation and amortization related to non-rental property fixed assets	(85)	(80)	(108)	(176)	(548)
Less: Non-controlling interests in consolidated joint ventures' share of consolidated depreciation and amortization	(1,794)	(2,155)	(2,830)	(2,590)	(1,622)

Our share of real estate depreciation and amortization	$26,910	$27,003	$36,123	$25,681	$19,345
Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(2,306)	(2,217)	(7,965)	(3,912)	(281)
Less: Non-controlling interests in consolidated joint ventures' share of accumulated depreciation and amortization on real estate sold	16	13	546	228	3

Our share of real estate depreciation and amortization	$(2,290)	$(2,204)	$(7,419)	$(3,684)	$(278)

Our share of real estate depreciation and amortization and gain adjustments	$24,620	$24,799	$28,704	$21,997	$19,067

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For the purposes of core earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses must also be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in core earnings:

GAAP realized gain on sale of real estate, net	$15,616	$21,347	$40,386	$29,760	$13,565
Less: Our share of accumulated depreciation and amortization on real estate sold	(2,290)	(2,204)	(7,965)	(3,912)	(281)

Adjusted gain/loss on sale of real estate for purposes of Core Earnings	$13,326	$19,143	$32,421	$25,848	$13,284

(C)
The following is a reconciliation of GAAP net results from derivative transactions to our hedging unrecognized result presented in the computation of core earnings in the preceding table ($ in thousands):

Net results from derivative transactions	$(66,148)	$(54,594)	$(38,937)	$(94,798)	$28,075
Less: Hedging interest expense	23,244	20,330	26,820	18,062	8,243
Less: Hedging realized result	12,351	23,761	22,330	25,428	(17,598)

Hedging unrecognized result	$(30,553)	$(10,503)	$10,213	$(51,308)	$18,720

(D)
As more fully discussed in Note 15, Income Taxes, to our unaudited consolidated financial statements included in our quarterly report on Form 10-Q for the period ended September 30, 2016, we recorded an additional $3.2 million income tax expense for a proposed tax settlement for pre-acquisition liabilities on certain corporate entities acquired in the reorganization transactions in connection with our IPO. We also recorded other income of $3.2 million relating to the expected recovery of these amounts pursuant to indemnification. While these items are presented on a gross basis, there was no impact to either net income or core earnings. Accordingly, since pre-tax income excludes the tax effect but includes the recovery of $3.2 million pursuant to the indemnification, the recovery amount has been excluded from core earnings.

(E)
One-time transactional adjustment for costs related to restructuring for our REIT related operations. All costs were expensed and accrued for in the period during which they were incurred.
(2)
We present cost of funds, which is a non-GAAP measure, as a supplemental measure of our cost of debt financing. We define cost of funds as interest expense as reported on our consolidated statements of income adjusted to include the net interest expense component resulting from our hedging activities, which is currently included in net results from derivative transactions on our consolidated statements of income. Interest income, net of cost of funds, which is a non-GAAP measure, is defined as interest income, less cost of funds. Set forth below is the calculation of cost of funds and interest income, net of cost of funds:

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands)	2016	2015	2015	2014	2013
Interest expense	$(88,622)	$(83,846)	$(113,303)	$(77,574)	$(48,745)
Net interest expense component of hedging activities(A)	(23,244)	(20,330)	(26,820)	(18,062)	(8,243)

Cost of funds	$(111,866)	$(104,176)	$(140,123)	$(95,636)	$(56,988)

Interest income	$175,650	$178,635	$241,539	$187,325	$121,578
Cost of funds	(111,866)	(104,176)	(140,123)	(95,636)	(56,988)

Interest income, net of cost of funds	$63,784	$74,459	$101,416	$91,689	$64,590

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands)	2016	2015	2015	2014	2013
(A) Net result from derivative transactions	$(66,148)	$(54,594)	$(38,937)	$(94,798)	$28,075
Less: Hedging interest expense	23,244	20,330	26,820	18,062	8,243
Less: Hedging realized result	12,351	23,761	22,330	25,428	(17,598)

Hedging unrecognized result	$(30,553)	$(10,503)	$10,213	$(51,308)	$18,720

(3)
We present net revenues, which is a non-GAAP measure, as a supplemental measure of our performance, excluding operating expenses. We define net revenues as net interest income after provision for loan losses and total other income, which are both disclosed on our combined consolidated statements of income. We present interest income on investments, net and income from sales of loans, net as a percent of net revenues to determine the impact of the net interest from our investments and the securitization activity on our net revenues.

	For the nine months ended September 30,		For the year ended December 31,
($ in thousands)	2016	2015	2015	2014	2013
Net interest income after provision for loan losses	$86,728	$94,339	$127,636	$109,151	$72,233
Total other income	74,100	129,038	201,221	189,166	241,705

Net revenues	$160,828	$223,377	$328,857	$298,317	$313,938

RISK FACTORS

              Investing in our Class A common stock involves a number of risks. Before you purchase our Class A common stock, you should carefully consider the risks described below and the other information contained in or incorporated by reference into this prospectus supplement, including our consolidated financial statements and accompanying notes. You should carefully consider the risks and uncertainties described in the section entitled "Risk Factors" in our 2015 Annual Report, as supplemented and modified by the information below. If any of those or the following risks actually occurs, our business, financial condition, results of operation or cash flows could be materially adversely affected. In any such case, the trading price of our Class A common stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering and Our Class A Common Stock

The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

              The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A common stock may fluctuate and cause significant price variations to occur. If the market price of our Class A common stock declines significantly, you may be unable to sell your Class A common stock at or above your purchase price, if at all. We cannot assure you that the market price of our Class A common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect the price of our Class A common stock or result in fluctuations in the price or trading volume of our Class A common stock include: variations in our quarterly operating results; failure to meet our earnings estimates; publication of research reports about us or the investment management industry or the failure of securities analysts to cover our Class A common stock after the offering; additions or departures of our executive officers and other key management personnel; adverse market reaction to any indebtedness we may incur or securities we may issue in the future; actions by stockholders; changes in market valuations of similar companies; speculation in the press or investment community; changes or proposed changes in laws or regulations or differing interpretations thereof affecting our business or enforcement of these laws and regulations, or announcements relating to these matters; adverse publicity about the financial advisory industry generally or individual scandals, specifically; and general market and economic conditions.

Our Class A common stock price may decline due to the large number of shares eligible for future sale and for exchange into Class A common stock.

              We have filed with the SEC a shelf registration statement on Form S-3, registering shares of our Class A common stock to be sold by certain of our stockholders, including the Selling Stockholders. The market price of our Class A common stock could decline as a result of (1) future sales of a large number of shares of our Class A common stock pursuant to the shelf registration statement, (2) an exchange of a large number of LP Units, together with an equal number of shares of our Class B common stock, into shares of our Class A common stock or (3) the perception that such sales or exchanges could occur, among other factors. These sales or exchanges, or the possibility that these sales or exchanges may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

              Upon completion of the offering, we will have a total of 70,939,062 shares of our Class A common stock outstanding. All of the shares of Class A common stock that will be sold by the Selling Stockholders in the offering will be freely tradable without restriction or further registration under the Securities Act by persons other than our "affiliates." Under the Securities Act, an "affiliate" of an issuer is a person that directly or indirectly controls, is controlled by or is under common control with that issuer.

              In addition, subject to certain limitations and exceptions, pursuant to certain provisions of our LLLP Agreement, the Continuing LCFH Limited Partners may exchange an equal number of LP Units and shares of Class B common stock for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon consummation of the offering, the Continuing LCFH Limited Partners will beneficially own 38,649,452 LP Units, all of which are exchangeable for shares of our Class A common stock.

              Our certificate of incorporation authorizes us to issue additional shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock on the terms and conditions established by our Board of Directors in its sole discretion. In accordance with the Delaware General Corporation Law ("DGCL") and the provisions of our certificate of incorporation, we may also issue preferred stock that has designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to shares of Class A common stock. Similarly, the LLLP Agreement permits Series REIT and Series TRS to issue an unlimited number of additional LP Units with designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the outstanding LP Units, and which may be exchangeable for shares of our Class A common stock.

              We, each of our officers and directors, the Selling Stockholders and certain of our other stockholders that are parties to our registration rights agreement have agreed with the underwriters not to offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Class A common stock (the "Lock-Up Securities") (including, without limitation, shares of our Class A common stock which may be deemed to be beneficially owned currently or hereafter in accordance with the rules and regulations of the SEC, shares of Class A common stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for shares of Class A common stock, including shares of Class B common stock and the LP Units), or enter into any hedging transaction relating to the Lock-Up Securities or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the Lock-Up Securities for a period of 60 days after the date of this prospectus supplement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., except for (1) sales to underwriters pursuant to the underwriting agreement, (2) our sales in connection with existing stock incentive plans and (3) certain other exceptions. Subject to the restrictions contained in these agreements, we and our stockholders may in the future sell additional shares of our Class A common stock. In addition, after the expiration of the 60-day lock-up period, the shares of Class A common stock issuable upon exchange of LP Units and shares of our Class B common stock will be eligible for resale from time to time, subject to certain contractual and Securities Act restrictions.

You may be diluted by the future issuance of additional Class A common stock in connection with our incentive plans, acquisitions or otherwise.

              After the offering, we will have an aggregate of 527,965,890 shares of Class A common stock authorized but unissued, including 38,649,452 shares of Class A common stock issuable upon exchange of LP Units and shares of Class B common stock that will be held by the Continuing LCFH Limited Partners. Our certificate of incorporation authorizes us to issue shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. Any shares of Class A common stock that we issue, including under our 2014 Omnibus Incentive Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase shares of Class A common stock in the offering.

Anti-takeover provisions in our charter documents and Delaware law could delay or prevent a change in control.

              Our certificate of incorporation and bylaws may delay or prevent a merger or acquisition that a stockholder may consider favorable by permitting our Board of Directors to issue one or more series of preferred stock, requiring advance notice for stockholder proposals and nominations, and placing limitations on convening stockholder meetings. In addition, we are subject to provisions of the DGCL that restrict certain business combinations with interested stockholders. These provisions may also discourage acquisition proposals or delay or prevent a change in control, which could harm our stock price.

 USE OF PROCEEDS

              We will not receive any proceeds from the sale of our Class A common stock in this offering by the Selling Stockholders.

 MARKET PRICE OF OUR COMMON STOCK

              Our Class A common stock began trading on the NYSE under the symbol "LADR" on February 6, 2014. Prior to that, there was no public market for our common stock. The table sets forth, for the periods indicated below, the high and low sales prices per share of our common stock as reported by Bloomberg since February 6, 2014.

	High	Low
2014
First Quarter (ending March 31, 2014)	$19.77	$16.50
Second Quarter (ending June 30, 2014)	$19.98	$16.61
Third Quarter (ending September 30, 2014)	$20.13	$16.78
Fourth Quarter (ending December 31, 2014)	$20.78	$17.81
2015
First Quarter (ending March 31, 2015)	$20.00	$17.61
Second Quarter (ending June 30, 2015)	$18.64	$16.61
Third Quarter (ending September 30, 2015)	$17.59	$14.21
Fourth Quarter (ending December 31, 2015)	$15.27	$11.59
2016
First Quarter (ending March 31, 2016)	$12.88	$8.64
Second Quarter (ending June 30, 2016)	$13.01	$11.29
Third Quarter (ending September 30, 2016)	$13.87	$11.57
Fourth Quarter (through December 5, 2016)	$15.53	$12.14

              On December 5, 2016, the closing price of our Class A common stock as reported by Bloomberg was $15.41 per share. As of December 2, 2016, we had 22 holders of record of our Class A common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The number of record holders also does not include stockholders whose shares may be held in trust by other entities.

SELLING STOCKHOLDERS

              The following table sets forth information regarding the beneficial ownership of our Class A common stock for each Selling Stockholder.

              The number of shares of our Class A common stock and percentage of beneficial ownership assumes that all the LP Units outstanding, except those held directly and indirectly by Ladder Capital Corp, together with all outstanding Class B common stock, are exchanged into shares of our Class A common stock.

              Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the address for each of our Selling Stockholders is c/o Ladder Capital Corp, 345 Park Avenue, 8th Floor, New York, New York 10154.

				Shares Beneficially Owned After the Offering if Underwriters' Option is Not Exercised(1)(2)(3)		Shares Beneficially Owned After the Offering if Underwriters' Option is Exercised in Full(1)(2)(3)
	Shares Beneficially Owned Prior to the Offering(1)(2)(3)
			Number of Shares to be Sold in this Offering
Name and Address of Beneficial Owner	Number	Voting Power (%)		Number	Voting Power (%)	Number	Voting Power (%)
Entities affiliated with GI Partners(4)	18,609,052	17.0	3,789,446	14,819,606	13.5	14,819,606	13.5
Entities affiliated with TowerBrook(5)	17,568,656	16.0	3,577,587	13,991,069	12.8	13,126,995	12.0
Entities affiliated with Alberta Investment Management Corporation(6)	12,220,247	11.2	2,488,465	9,731,782	8.9	9,130,757	8.3
Entities affiliated with Northgate Capital(7)	709,617	*	144,502	565,115	*	530,214	*

(1)
Includes vested and unvested shares and assumes all vested and unvested LP Units and shares of Class B common stock outstanding are exchanged for shares of our Class A common stock. For each selling stockholder, the total number of shares listed assumes that any outstanding options held by such selling stockholder are fully vested and exercised, whether or not they would be deemed to have beneficial ownership of such shares as of the date hereof.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act. To our knowledge, each of the persons named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to the information contained in the footnotes to this table.

(3)
There were 65,426,905 shares of our Class A common stock outstanding and 44,161,609 shares of our Class B common stock outstanding as of December 2, 2016.

(4)
Includes (i) 15,406,081 shares of Class B common stock held by GI Ladder Holdco LLC, (ii) 2,800,753 shares of Class A common stock held by GI Partners Fund III-A L.P. and (iii) 402,218 shares of Class A common stock held by GI Partners Fund III-B L.P. (collectively, the "GI Funds"), which are affiliates of GI Partners. The natural person having voting or dispositive control over the shares of Class B common stock held by GI Ladder Holdco LLC and the Class A common stock held by GI Partners Fund III-A L.P. and GI Partners Fund III-B L.P. is Howard Park (one of our directors), a managing director of GI Partners. GI Partners may be deemed to be the beneficial owner of the Class A common stock and Class B common stock beneficially owned by the GI Funds, but disclaims such beneficial ownership pursuant to rules under the Exchange Act. Mr. Park may be deemed to be the beneficial owner of the securities beneficially owned by the GI Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Securities Exchange Act of 1934, as amended. The address of the GI Funds is c/o GI Partners, 188 The Embarcadero, Suite 700, San Francisco, California 94105, Attn: David Smolen.

(5)
Includes 6,615,490 shares of Class A common stock held by TowerBrook Investors II AIV, L.P. and 10,953,166 shares of Class B common stock held by TI II Ladder Holdings, LLC. TI II Ladder Holdings, LLC is owned by TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P. TowerBrook Investors II AIV, L.P., TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P. (collectively, the "TowerBrook Funds") are advised by TowerBrook. The natural persons who have voting or dispositive power over the Class A common stock and Class B common stock beneficially owned by TI II Ladder Holdings, LLC and the TowerBrook Funds are Neal Moszkowski and Ramez Sousou. TowerBrook may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by TI II Ladder Holdings, LLC and the TowerBrook Funds, but disclaims such beneficial ownership pursuant to rules under the Exchange Act. Jonathan Bilzin (one of our directors) is a managing director of TowerBrook and may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by TI II Ladder Holdings, LLC and the TowerBrook Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act. The address of TI II Ladder Holdings, LLC and the TowerBrook Funds is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 27th Floor, New York, New York 10022, Attn: Glenn F. Miller.

(6)
Includes (i) 6,427,850 shares of Class A common stock held by GP09 PX (LAPP) Ladder Capital Ltd., (ii) 1,405,328 shares of Class A common stock held by GP09 PX Ladder Capital Ltd. and (iii) 4,387,069 shares of Class A common stock held by GP09 GV Ladder Capital Ltd. (collectively, the "AIMCo Funds"), which are each directly or indirectly owned by entities advised by Alberta Investment Management Corporation, which may be deemed to have voting and investment power with respect to shares held by the AIMCo Funds. The address for each of the AIMCo Funds is 1100 - 10830 Jasper Avenue, Edmonton, Alberta, Canada, T5J 2B3, Attn: James Ridout and Colleen Cebuliak.

(7)
Includes 629,742 shares of Class B common stock held by NP IV-V, L.P. and 79,875 shares of Class B common stock held by NP IV-P, L.P. (collectively, the "Northgate Funds"). NC IV, LLC is the general partner of the Northgate Funds. The person having voting or dispositive control over the shares of Class B common stock held by the Northgate Funds is Brent Jones, the managing member of NC IV, LLC. The address of the Northgate Funds is 649 San Ramon Valley Blvd, Danville, California 94526, Attn: Mo Virani.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a summary of the material U.S. federal income tax consequences of an investment in the Class A common stock of Ladder. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Ladder," "we," "our" and "us" generally mean only Ladder and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the "Treasury"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or non-U.S. tax consequences relevant to us or an investment in our Class A common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships and trusts;

  •
  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

              This summary assumes that investors will hold our Class A common stock as a capital asset, which generally means as property held for investment.

              The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding and disposing of our Class A common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Ladder Capital Corp

              We elected to be subject to tax as a REIT commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to qualify for taxation as a REIT.

              The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. In connection with this offering, we expect to receive an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

              Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

              As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

              Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

              Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum regular U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate regular U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

              Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gain.

  •
  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

  •
  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool ("TMP") or a residual interest in a real estate mortgage investment conduit ("REMIC")), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business income tax. See "—Taxable Mortgage Pools and Excess Inclusion Income" below.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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  The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

              In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

              The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code.

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

              The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2015). Our Certificate of Incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

              To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

              In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

              Ownership of partnership interests.    We are a partner in entities that are treated as partnerships for U.S. federal income tax purposes (e.g., directly in our Series REIT operating partnership and indirectly through a TRS in our Series TRS operating partnership). Treasury regulations provide that we are deemed to own our proportionate share of our Series REIT operating partnership's assets, and to earn our proportionate share of such partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of our Series REIT operating partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.

              We generally have control of our operating partnerships and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

              Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

              In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

              Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by our operating partnership), to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

              We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

              The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income tests

              To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

              Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. See "—Interest and REMIC apportionment." Even if a loan is not secured by real property, or is undersecured (such that all or a portion of the interest thereon does not qualify for the 75% gross income test), the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

              We may invest in U.S. Agency and non-U.S. Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

              Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non-qualifying income, which may require that we dispose of the debt instrument or contribute it to a TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

              To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

              We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65 (the "Revenue Procedure"), which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

              Rents from real property.    Rents received by us, if any, will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

              Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

              Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of the gross income tests.

              Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

              Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

              Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

              We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

              Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

              In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

              In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

              Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

              Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

Asset tests

              At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

              Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

              Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below.

Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

              Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

              Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

              Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of a non-publicly offered REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset value test, as explained below).

              Certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

              We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets. In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests.

              If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax ("UBTI"), such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

              In addition, certain of our mezzanine loans may qualify for the safe harbor in the Revenue Procedure pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See "—Income Tests." We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as "straight debt" securities or for one of the other exclusions from the definition of "securities" for purposes of the 10% asset value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

              We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

              No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

              However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

              In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

              If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

              In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

                  (a)   the sum of:

                               (i)  90% of our net taxable income, computed without regard to our net capital gain and the deduction for dividends paid, and

                              (ii)  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

                  (b)   the sum of specified items of non-cash income.

              We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.

              To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

              To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

              If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

              As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

              We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

              Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

              Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

              We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

              An entity, or a portion of an entity, may be classified as a TMP under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

              Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

              Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the

TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

              A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder;

  •
  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

              See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

              The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

              If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

              Investments in asset-backed securities, or "ABS", generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

              If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

              If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts or estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum regular federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships

              All of our investments are held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. Series REIT holds an interest in Series TRS through a TRS. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of Ladder Capital Corp."

Entity Classification

              Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Ladder Capital Corp—Asset tests" and "—Income tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

              A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

              The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships (such as our operating partnership). Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in our operating partnership or other partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of stockholders

Taxation of taxable U.S. Holders

              As used herein, the term "U.S. Holder" means a holder of our Class A common stock who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

              If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock.

              Distributions.    So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum regular U.S. federal rate) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

              Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum regular U.S. federal rates of 20% in the case of stockholders that are individuals, trusts or estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum regular U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

              Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder's shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

              To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

              Dispositions of Ladder stock.    If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum regular U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and capital losses are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

              If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

              Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of foreign stockholders

              The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our Class A common stock (including reporting requirements) in light of their individual circumstances.

              Ordinary dividends.    The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

              In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder's investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

              Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI") (as described below), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

              Capital gain dividends.    Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

              A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will generally be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be "regularly traded" on an established securities exchange.

              Dispositions of Ladder stock.    Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

              Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

              In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder's sale of our Class A common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our outstanding Class A common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.

              In addition, if a Non-U.S. Holder disposes of such common stock during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. Holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. Holder under FIRPTA, then such Non-U.S. Holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

              If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

              Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

              Special FIRPTA Rules.    Recently enacted amendments to FIRPTA create special rules that modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

              Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

              Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Taxation of tax-exempt stockholders

              Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

              Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

              In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

              Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Other tax considerations

Legislative or other actions affecting REITs

              The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our Class A common stock.

Medicare 3.8% tax on investment income

              Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their "net investment income," which includes dividends received from us and capital gains from the sale or other disposition of our Class A common stock.

Foreign Account Tax Compliance Act

              Withholding at a rate of 30% generally will be required on dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A common stock.

State, local and foreign taxes

              We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

UNDERWRITING

              Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, have severally agreed to purchase from the Selling Stockholders the following respective number of shares of Class A common stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriters	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,500,000
Deutsche Bank Securities Inc.	2,500,000
Wells Fargo Securities, LLC	1,500,000
Barclays Capital Inc.	550,000
Citigroup Global Markets Inc.	550,000
J.P. Morgan Securities LLC	550,000
FBR Capital Markets & Co.	283,334
JMP Securities LLC	283,333
Keefe, Bruyette & Woods, Inc.	283,333

Total	10,000,000

              The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Class A common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of Class A common stock offered by this prospectus supplement, other than those covered by the option to purchase additional shares described below, if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

              We and the Selling Stockholders have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

              The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              We have been advised by the representatives of the underwriters that the underwriters propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $0.320 per share under the public offering price. After the offering, representatives of the underwriters may change the offering price and other selling terms. The offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

              The underwriting discounts and commissions per share are equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to the Selling

Stockholders per share of Class A common stock. The Selling Stockholders have agreed to pay the underwriters the following discounts and commissions, assuming either no exercise or full exercise by the underwriters of the underwriters' option to purchase additional shares:

		Total Fees
	Per Share	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares
Discounts and commissions paid by the Selling Stockholders	$0.544	$5,440,000	$6,256,000

              We have agreed with the underwriters to pay all fees and expenses related to the review of the offering by the Financial Industry Regulatory Authority, Inc. up to an amount not to exceed $10,000. The underwriters have agreed to reimburse us in an amount equal to approximately $163,000 (or $188,000 if the underwriters exercise their option to purchase additional shares) for certain expenses of the offering.

              The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales of more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Option to Purchase Additional Shares

              Certain of the Selling Stockholders have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 1,500,000 additional shares of Class A common stock at the public offering price less (i) the underwriting discounts and commissions set forth on the cover page of this prospectus supplement and (ii) an amount per share equal to any dividends or distributions per share declared by us and payable on the 10,000,000 shares of Class A common stock initially purchased by the underwriters from the Selling Stockholders but not payable on the additional Class A shares. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Class A common stock as the number of shares of Class A common stock to be purchased by it in the above table bears to the total number of shares of Class A common stock offered by this prospectus supplement. Such Selling Stockholders will be obligated, pursuant to the option, to sell these additional shares of Class A common stock to the underwriters to the extent the option is exercised. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the initial shares referred to in the above table are being offered.

No Sales of Similar Securities

              Each of our officers and directors, the Selling Stockholders and certain of our other stockholders who are parties to our registration rights agreement have agreed not to offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Lock-Up Securities (including, without limitation, shares of Class A common stock of the Company which may be deemed to be beneficially owned currently or hereafter in accordance with the rules and regulations of the Commission, shares of Class A common stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for shares of Class A common stock, including shares of Class B common stock and the LP Units), or enter into any hedging transaction relating to the Lock-Up Securities or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the Lock-Up Securities for a period of 60 days after the date of this prospectus supplement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., except for (1) sales to underwriters pursuant to the underwriting agreement, (2) our sales in connection with existing stock incentive plans and (3) certain other exceptions. We have entered into a similar agreement with the representatives. There are no agreements between the representatives and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 60-day period.

Price Stabilization, Short Positions and Penalty Bids

              In connection with the offering, the underwriters may purchase and sell shares of our Class A common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of Class A common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares of Class A common stock pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering. Stabilizing transactions consist of various bids for or purchases of our Class A common stock made by the underwriters in the open market prior to the completion of the offering.

              The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

              Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our Class A common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

NYSE Listing

              Shares of our Class A common stock are listed on the NYSE under the symbol "LADR."

Electronic Offer, Sale and Distribution of Shares

              In connection with the offering, certain of the underwriters or securities dealers may distribute prospectus supplements by electronic means, such as e-mail. This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet websites maintained by the underwriters of this offering. Other than this prospectus supplement and the accompanying prospectus, in electronic format, the information on the underwriters' websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, or the registration statement of which the accompanying prospectus and this prospectus supplement form a part.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates, including through any 10b5-1 plans established by our management and directors. Additionally, certain of the underwriters and/or their affiliates may in the future be the seller, buyer or broker for our trades in securities issued by third parties. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

    Notice to Prospective Investors in the United Kingdom

              This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents. Each underwriter has represented, warranted and agreed that:

                  1.1   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not, if the issuer was not an authorised person apply to the issuer; and

                  1.2   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

    Notice to Residents of Canada

              The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

    Notice to Prospective Investors in Hong Kong

              The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

    Notice to Prospective Investors in Singapore

              This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

    Notice to Prospective Investors in Japan

              The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

    Notice to Prospective Investors in Qatar

              The shares described in this prospectus supplement and the accompanying prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement and the accompanying prospectus have not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement and the accompanying prospectus are intended for the original recipient only and must not be provided to any other person. This prospectus supplement and the accompanying prospectus are not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

    Notice to Prospective Investors in Saudi Arabia

              This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Office of Securities Regulation as issued by the board of the Saudi Arabian Capital Market Authority ("CMA") pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the "CMA Regulations"). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the shares offered hereby should conduct their own due diligence on the accuracy of the information relating to the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

    Notice to Prospective Investors in the United Arab Emirates

              This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

              The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

    Notice to Prospective Investors in Australia

              This prospectus supplement and the accompanying prospectus are not formal disclosure documents and have not been, nor will be, lodged with the Australian Securities and Investments Commission. They do not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the

Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

              The securities are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

              This prospectus supplement and the accompanying prospectus do not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement and the accompanying prospectus is not a wholesale client, no offer of, or invitation to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

    Notice to Prospective Investors in Switzerland

              The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

 LEGAL MATTERS

              Kirkland & Ellis LLP, New York, New York will pass upon the validity of the common stock offered hereby on our behalf. Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois will pass upon our qualification and taxation as a REIT. Certain legal matters will also be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

              The financial statements incorporated in this prospectus supplement by reference to the 2015 Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We have filed with the SEC a registration statement on Form S-3 under the Securities Act, originally filed on March 6, 2015 and amended on March 4, 2016 and March 7, 2016, to register with the SEC the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus supplement forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Prospectus

Ladder Capital Corp
80,959,036 Shares of Class A Common Stock by the Selling Stockholders

        The selling stockholders of Ladder Capital Corp ("Ladder" or the "Company") identified in this prospectus and such additional selling stockholders as may be named in one or more prospectus supplements (collectively, the "Selling Stockholders") may offer and sell shares of our Class A common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our Class A common stock offered by the Selling Stockholders.

        The Selling Stockholders may sell shares of our Class A common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these shares of Class A common stock. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any shares of our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "LADR." The last sale price of our Class A common stock on March 4, 2016, as reported by NYSE, was $11.69 per share.

        We have two authorized classes of common stock: Class A and Class B. Holders of our Class A common stock and holders of our Class B common stock are each entitled to one vote per share of the applicable class of common stock. All such holders vote together as a single class. However, holders of our Class B common stock do not have any right to receive dividends or distributions upon our liquidation or winding up. Each share of Class B common stock is, from time to time, exchangeable, when paired together with one LP Unit (as defined herein), for one share of Class A common stock, subject to equitable adjustment for stock splits, stock dividends and reclassifications.

        We are an "emerging growth company," as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

        See "Risk Factors" on page 2 to read about factors you should consider before investing in our securities.

        This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2016.

        Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated "free writing prospectus." In this prospectus, any reference to an applicable prospectus supplement may refer to a "free writing prospectus," unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a "shelf" registration process. Under this shelf process, the Selling Stockholders may, from time to time, offer and sell shares of our Class A common stock in one or more offerings.

        This prospectus provides you with a general description of the shares of our Class A common stock that the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of our Class A common stock, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering. This prospectus may not be used to consummate sales of our Class A common stock unless it is accompanied by a prospectus supplement. The prospectus supplement may add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

        Unless the context indicates otherwise, references in this prospectus to "Ladder," "Ladder Capital," the "Company," "we," "us" and "our" refer (1) prior to the February 2014 initial public

i

offering ("IPO") of the Class A common stock of Ladder Capital Corp and related transactions, to Ladder Capital Finance Holdings LLLP ("LCFH"), a Delaware limited liability limited partnership, and its combined consolidated subsidiaries and (2) after the IPO and related transactions, to Ladder Capital Corp and its combined consolidated subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

        Ladder Capital Corp files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy the information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

        Our website address is located at http://www.laddercapital.com. Through links on the "Investor Relations" portion of our website, we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Class A common stock offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:

  •
  Ladder Capital Corp's Annual Report on Form 10-K for the year ended December 31, 2015 (our "Annual Report on Form 10-K") filed with the SEC on March 7, 2016; and

  •
  The description of our Class A common stock, $0.001 par value per share, included under the caption "Description of Capital Stock" in the Registration Statement on Form 8-A, filed with the SEC on February 4, 2014 (File No. 001-36299).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or

ii

(2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein) after the date of this prospectus and prior to the completion of the offering of all securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Ladder Capital Corp
345 Park Avenue, 8th Floor
New York, New York 10154
Attention: Investor Relations
Telephone: (212) 715-3170

        You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

iii

SUMMARY

        The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled "Risk Factors" and our historical consolidated financial statements and related notes incorporated by reference from our Annual Report on Form 10-K.

        Certain figures included or incorporated by reference in this prospectus have been subject to rounding adjustments. Therefore, figures shown as totals in certain tables may not sum due to rounding.

Our Company

        We are a leading commercial real estate finance company structured as an internally-managed real estate investment trust ("REIT"). We conduct our business through three commercial real estate-related business lines: loans, securities and equity investments. We believe that our in-house origination platform, ability to flexibly allocate capital among complementary product lines, credit-centric underwriting approach, access to diversified financing sources and experienced management team position us well to deliver attractive returns on equity to our shareholders through economic and credit cycles.

Corporate Information

        Ladder Capital Corp was incorporated on May 21, 2013 in Delaware. Our principal executive offices are located at 345 Park Avenue, 8th Floor, New York, New York 10154, and our telephone number is (212) 715-3170. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS

        Our business is subject to uncertainties and risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our Class A common stock could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our Class A common stock. See "Where You Can Find More Information" elsewhere in this prospectus.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our Class A common stock by any Selling Stockholder named in this prospectus or any related prospectus supplement. All of the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We may, however, bear a portion of the expenses of the offering of Class A common stock by the Selling Stockholders, except that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "might," "will," "should," "can have," "likely," "continue," "design" and other words and terms of similar expressions are intended to identify forward-looking statements.

        We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and inherent risks and uncertainties. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements including, but not limited to:

  •
  changes in general economic conditions, in our industry and in the commercial finance and the real estate markets;

  •
  changes to our business and investment strategy;

  •
  our ability to obtain and maintain financing arrangements;

  •
  the financing and advance rates for our assets;

  •
  our actual and expected leverage;

  •
  the adequacy of collateral securing our loan portfolio and a decline in the fair value of our assets;

  •
  interest rate mismatches between our assets and our borrowings used to fund such investments;

  •
  changes in interest rates and the market value of our assets;

  •
  changes in prepayment rates on our assets;

  •
  the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

  •
  the increased rate of default or decreased recovery rates on our assets;

  •
  the adequacy of our policies, procedures and systems for managing risk effectively;

  •
  a potential downgrade in the credit ratings assigned to our investments;

  •
  the impact of and changes in governmental regulations, tax laws and rates, accounting guidance and similar matters;

  •
  our ability to maintain our qualification as a real estate investment trust ("REIT") for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

  •
  our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

  •
  potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

  •
  the inability of insurance covering real estate underlying our loans and investments to cover all losses;

  •
  the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

  •
  fraud by potential borrowers;

  •
  the availability of qualified personnel;

  •
  the degree and nature of our competition;

  •
  the market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

  •
  the prepayment of the mortgages and other loans underlying our mortgage-backed and other asset backed securities; and

  •
  the risk factors set forth in our public filings with the SEC.

        You should not rely upon forward-looking statements as predictions of future events. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and the Company assumes no obligation to update or supplement any forward-looking statements.

        See "Risk Factors" for a more complete discussion of the risks and uncertainties mentioned above and for discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

 SELLING STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our Class A common stock by the Selling Stockholders listed in the table below, which from time to time may offer shares of our Class A common stock. The information presented below is as of March 3, 2015, and is as was set forth in the registration statement when it became automatically effective, and reflects all shares originally registered pursuant to the registration statement. The information below does not reflect any sales that may have been consummated pursuant to the registration statement after its original effectiveness or shares that may have been received pursuant to dividends or distributions paid in stock. Information with respect to beneficial ownership is based on information obtained from the Selling Stockholders and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of common stock. In addition, certain Selling Stockholders hold LP Units and shares of our Class B common stock, which are, together, exchangeable for an equal number of shares of our Class A common stock pursuant to the terms and in the manner set forth in the LLLP Agreement (as defined herein). See "Description of Capital Stock—Class B Common Stock—Exchange for Class A Common Stock".

        Certain of our executive officers have adopted or may in the future adopt written stock trading plans pursuant to Rule 10b5-1 under the Exchange Act ("Rule 10b5-1 plans"), allowing them to sell some or all of their shares of our Class A common stock over time as part of their financial, tax and/or estate planning. Certain of the Selling Stockholders listed in the table below may, from time to time, sell their shares of our Class A common stock registered under this registration statement through their respective Rule 10b5-1 plans.

	Beneficial Ownership Prior to Offering(1)(2)(3)			Shares Beneficially Owned After Offering(1)(2)(3)
Name and Address of Beneficial Owner(4)	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
Entities affiliated with GI Partners(5)	16,905,717	17.0	16,905,717	—	—
Entities affiliated with TowerBrook(6)	15,971,945	16.0	15,971,945	—	—
Entities affiliated with Alberta Investment Management Corporation(7)	11,133,793	11.2	11,133,793	—	—
OCP LCF Holdings Inc.(8)	5,503,429	5.5	5,503,429	—	—
Entities affiliated with Constitution Capital Partners(9)	2,761,180	2.8	2,761,180	—	—
Meridian LCF LLC(10)	2,364,718	2.4	2,364,718	—	—
Entities affiliated with ROC Capital Pty Limited(11)	2,289,108	2.3	2,289,108	—	—
Arizona PSPRS Trust(12)	2,093,153	2.1	2,093,153	—	—
MEL MAC ALT LLC(13)	1,840,787	1.8	1,840,787	—	—
Entities affiliated with Safanad (Dubai) Limited(14)	1,298,942	1.3	1,298,942	—	—
Kajima Ladder LLC(15)	920,394	*	920,394	—	—
Entities affiliated with Northleaf Capital Partners(16)	788,531	*	788,531	—	—
Entities affiliated with Northgate Capital(17)	644,276	*	644,276	—	—
BJH Realty LLC(18)	460,197	*	460,197	—	—

	Beneficial Ownership Prior to Offering(1)(2)(3)			Shares Beneficially Owned After Offering(1)(2)(3)
Name and Address of Beneficial Owner(4)	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered	Number of Shares	Percentage of Outstanding Common Stock
1530 Investments LLC(19)	313,231	*	313,231	—	—
Private Equity Capital Germany SeCS SICAR(20)	238,351	*	238,351
LRFI, LLC(21)	230,098	*	230,098	—	—
Entities affiliated with Solamere Capital(22)	230,098	*	230,098	—	—
Thomas Lally(23)	208,822	*	208,822	—	—
Unicapital Investments V(24)	115,064	*	115,064
Schroder & Co Bank AG(25)	92,039	*	92,039
Republic Nominees Limited A/C 1206(26)	70,500	*	70,500
Dewey K. Shay(27)	57,121	*	57,121	—	—
Aaron Welsh(28)	44,849	*	44,849	—	—
Lucy Halperin(29)	14,280	*	14,280	—	—
George Kok(30)	9,613	*	9,613	—	—
Peterson Partners V, L.P.(31)	977,631	1.0	977,631	—	—
Directors, Executive Officers and Affiliates
Brian Harris and a Harris Trust(32)	5,235,001	5.3	5,235,001	—	—
Seymour Holding Corporation(33)	3,132,307	3.1	3,132,307	—	—
Greta Guggenheim(34)	1,146,631	1.2	1,146,631	—	—
Alan Fishman(35)	1,036,434	1.0	1,036,434	—	—
Michael Mazzei(36)	971,247	1.0	971,247	—	—
Pamela McCormack(37)	573,783	*	573,783	—	—
Thomas Harney(38)	412,894	*	412,894	—	—
Marc Fox(39)	282,562	*	282,562	—	—
Robert Perelman(40)	126,657	*	126,657	—	—
Christina and Caroline Mazzei Irrevocable Trust 2009(41)	463,653	*	463,653	—	—

*
Represents less than 1%

(1)
Includes vested and unvested shares and assumes all vested and unvested LP Units and shares of Class B common stock outstanding are exchanged for shares of our Class A common stock. For each selling stockholder, the total number of shares listed assumes that any outstanding options held by such selling stockholder are fully vested and exercised, whether or not they would be deemed to have beneficial ownership of such shares as of the date hereof.

(2)
Beneficial ownership is determined in accordance with Rule 13d-3(d) of the Exchange Act. To our knowledge, each of the persons named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to the information contained in the footnotes to this table.

(3)
There were 51,958,908 shares of our Class A common stock outstanding and 47,645,132 shares of our Class B common stock outstanding as of February 27, 2015.

(4)
The address of our Executive Officers and Messrs. Fishman and Welsh is c/o Ladder Capital, 345 Park Avenue, 8th Floor, New York, NY 10154.

(5)
Includes (i) 13,987,509 shares of Class B common stock held by GI Ladder Holdco LLC, (ii) 2,551,749 shares of Class A common stock held by GI Partners Fund III-A L.P. and (iii) 366,459 shares of Class A common stock held by GI Partners Fund III-B L.P. (collectively, the

  "GI Funds"), which are affiliates of GI Partners. The natural person having voting or dispositive control over the shares of Class B common stock held by GI Ladder Holdco LLC and the Class A common stock held by GI Partners Fund III-A L.P. and GI Partners Fund III-B L.P. is Howard Park (one of our directors), a managing director of GI Partners. GI Partners may be deemed to be the beneficial owner of the Class A common stock and Class B common stock beneficially owned by the GI Funds, but disclaims such beneficial ownership pursuant to rules under the Securities Exchange Act of 1934, as amended. Mr. Park may be deemed to be the beneficial owner of the securities beneficially owned by the GI Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Securities Exchange Act of 1934, as amended. The address of the GI Funds is c/o GI Partners, 188 The Embarcadero, Suite 700, San Francisco, CA 94105, Attn: David Smolen.

(6)
Includes 6,027,333 shares of Class A common stock held by TowerBrook Investors II AIV, L.P. and 9,944,612 shares of Class B common stock held by TI II Ladder Holdings, LLC (collectively, the "TowerBrook Holdcos"). TI II Ladder Holdings, LLC is owned by TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P. TowerBrook Investors II AIV, L.P., TowerBrook Investors II, L.P. and TowerBrook Investors II Executive Fund, L.P. (collectively, the "TowerBrook Funds") are advised by TowerBrook. The natural persons that have voting or dispositive power over the Class A common stock and Class B common stock beneficially owned by the TowerBrook Holdcos and the TowerBrook Funds are Neal Moszkowski and Ramez Sousou. TowerBrook may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by the TowerBrook Holdcos and the TowerBrook Funds, but disclaims such beneficial ownership pursuant to rules under the Securities Exchange Act of 1934, as amended. Jonathan Bilzin (one of our directors) is a managing director of TowerBrook and may be deemed to be the beneficial owner of Class A common stock and Class B common stock beneficially owned by the TowerBrook Holdcos and the TowerBrook Funds, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Securities Exchange Act of 1934, as amended. The address of the TowerBrook Holdcos and the TowerBrook Funds is c/o TowerBrook Capital Partners L.P., 65 East 55th Street, 27th Floor, New York, New York 10022, Attn: Glenn F. Miller.

(7)
Includes (i) 5,856,375 shares of Class A common stock held by GP09 PX (LAPP) Ladder Capital Ltd., (ii) 1,280,386 shares of Class A common stock held by GP09 PX Ladder Capital Ltd. and (iii) 3,997,032 shares of Class A common stock held by GP09 GV Ladder Capital Ltd. (collectively, the "AIMCo Funds"), which are each directly or indirectly owned by entities advised by Alberta Investment Management Corporation, which may be deemed to have voting and investment power with respect to shares held by the AIMCo Funds. The address for each of the AIMCo Funds is 1100 - 10830 Jasper Avenue, Edmonton, Alberta Canada, T5J 2B3, Attn: James Ridout and Caroline Kowall.

(8)
Comprises 5,503,429 shares of Class A common stock held by OCP LCF Holdings Inc., a wholly owned subsidiary of OMERS Administration Corporation. The address for OCP LCF Holdings Inc. is c/o OMERS Private Equity Inc., 200 Bay Street, Suite 2010, Toronto, Ontario, M5J 2J2, Canada, Attn: General Counsel.

(9)
Includes 2,421,141 shares of Class A common stock held by USS-Constitution Co-Investment Fund, L.P. and 340,039 shares of Class B common stock held by Ironsides Co-Investment Fund II, L.P (collectively, the "Constitution Capital Funds"). The general partner of USS-Constitution Co-Investment Fund, L.P. is USS-Constitution GP, LLC and the general partner of Ironsides Co-Investment Fund II, L.P. is Ironsides II GP, LLC. The natural persons having voting or dispositive control over the shares of Class A common stock and Class B common stock held by the Constitution Capital Funds are the members of the general partners of the Constitution Capital Funds, who are Daniel Cahill, John Guinoe, Robert Hatch, Peter Melanson, Vicente Ramos, William Richardson and Alex Tatum. The address of the Constitution Capital Funds is c/o Constitution Capital Partners, 300 Brickstone Square, Suite 1001, Andover, MA 01810, Attn: Rob Hatch.

(10)
Comprises 2,364,718 shares of Class B common stock held by Meridian LCF LLC. The natural person having voting or dispositive control over the shares of Class B common stock held by

  Meridian LCF LLC is Ralph Herzka. Mr. Herzka was a director of LCFH until February 2014. The address of Meridian LCF LLC is c/o Meridian Capital Group, 1 Battery Park Plaza, New York, NY 10005, Attn: Aaron Birnbaum.

(11)
Includes (i) 997,588 shares of Class B common stock held by Bond Street Custodians Limited as custodian for Macquarie Investment Management Limited as trustee for Macquarie Global Private Equity Fund, (ii) 920,394 shares of Class B common stock held by Bond Street Custodians Limited as custodian for ROC Capital Pty Limited as trustee for ROC Private Opportunities Fund and (iii) 371,126 shares of Class B common stock held by ROC Capital Pty Limited as trustee for Q Private Equity Trust (collectively, the "ROC Funds"). The governance, investment strategy and decision-making process with respect to investments held by the ROC Funds is directed by ROC Capital Pty Limited, the investment manager for the ROC Funds, whose investment committee is comprised of the following individuals: Michael Lukin, Shaw Ng and Andrew Savage. The address of the ROC Funds is Level 38, 259 George St, Sydney, NSW 2000, Australia, Attn: Brad Mytton.

(12)
Comprises 2,093,153 shares of Class B common stock held by Arizona PSPRS Trust. The natural persons having voting or dispositive control over the shares of Class B common stock held by Arizona PSPRS Trust are its authorized signatories Jared A. Smout, Deputy Administrator, Ryan Parham, Chief Investment Officer, Martin Anderson, Deputy Chief Investment Officer and Mark Steed, Leader Portfolio Manager. The address of Arizona PSPRS Trust is 3010 E. Camelback Road, Suite 200, Phoenix, AZ 85016, Attn: In-House Investment Counsel.

(13)
Comprises 1,840,787 shares of Class B common stock held by MEL MAC ALT LLC. The natural persons having voting or dispositive power over the Class B common stock held by MEL MAC ALT LLC are Avi Schron, Mark Schron and Eli Schron, the managing members. The address of MEL MAC ALT LLC is 45 Broadway, 25th Floor, New York, NY 10006, Attn: Jack Bojman.

(14)
Includes 1,173,942 shares of Class A common stock held by Rantawi Limited and 125,000 shares of Class A common stock held by Kohat Limited. The natural persons having voting and dispositive control over the shares of Class A common stock held by Rantawi Limited and Kohat Limited are Kamal Bahamdan, Ahmed Farid and Mark Benn. The address of Rantawi Limited and Kohat Limited is c/o Maples Corporate Services Limited, Ugland House, South Church Street, George Town KY1-1104, Cayman Islands.

(15)
Comprises 920,394 shares of Class B common stock held by Kajima Ladder LLC. The natural person having voting or dispositive control over the shares of Class B common stock held by Kajima Ladder LLC is Moriaki Chashi. The address of Kajima Ladder LLC is 3475 Piedmont Road NE, Suite 1600, Atlanta, GA 30305, Attn: Mitsuoyoshi Tamura.

(16)
Includes (i) 155,080 shares of Class A common stock held by Northleaf Private Equity Investors Partnership II ("Partnership II"), (ii) 606,830 shares of Class A common stock held by Northleaf Capital Private Equity Collector (Canada) LP ("Collector (Canada)"), and (iii) 26,621 shares of Class A common stock held by Northleaf Global Private Equity Investors (International) III LP ("Investors (International)" and, together with Partnership II and Collector (Canada), the "Northleaf Funds"). Northleaf Capital Partners (Canada) Ltd. carries on business as Partnership II. Northleaf Capital Partners GP Ltd. is the general partner of Collector (Canada). Northleaf Capital Advisors Ltd. is the manager of Investors (International). The address of the Northleaf Funds is 79 Wellington Street West, 6th Floor, Box 120, Toronto, ON, M5K 1N9, Canada.

(17)
Includes 571,756 shares of Class B common stock held by NP-IV-V, L.P. and 72,520 shares of Class B common stock held by NP IV-P, L.P. (collectively, the "Northgate Funds"). NC IV, LLC is the general partner of the Northgate Funds. The person having voting or dispositive control over the shares of Class B common stock held by the Northgate Funds is Brent Jones, the managing member of NC IV, LLC. The address of the Northgate Funds is 649 San Ramon Valley Blvd, Danville, CA 94526, Attn: Mo Virani.

(18)
Comprises 460,197 shares of Class B common stock held by BJH Realty LLC. The natural person having voting or dispositive power over the Class B common stock held by BJH Realty LLC is Ben Heller. The address of BJH Realty LLC is c/o Heller Realty, 745 Fifth Avenue, Suite 1250, New York, NY 10151, Attn: Ben Heller.

(19)
Comprises 313,231 shares of Class B common stock held by 1530 Investments LLC. The natural person having voting or dispositive control over the shares of Class B common stock held by 1530 Investments LLC is Charles B. Moss III, manager and member. The address of 1530 Investments LLC is c/o of Bow Tie Partners, 1530 Broadway, New York, NY 10036, Attn: Ben Moss.

(20)
Comprises 238,351 shares of Class A common stock held by Private Equity Capital Germany SeCS SICAR ("Private Equity Germany"). The natural persons having voting or dispositive control over the shares of Class A common stock beneficially owned by Private Equity Germany are the directors of the general partner, Private Equity Capital Germany (GP), S.à.r.l.: Bernard Sabrier, Gérard Pfauwadel, Benoît Paquay and Olivier Noel. The address of Private Equity Germany is c/o Northern Trust, 6 Lou Hemmer, L-1749 Senningerberg, Luxembourg, Attn: Innocent Sanga.

(21)
Comprises 230,098 shares of Class B common stock held by LRFI, LLC. The person having voting or dispositive control over the shares of Class A common stock held by LRFI, LLC is Leslie Rieder. The address of LRFI, LLC is 45 Broadway, Suite 2640, New York, NY 10006, Attn: Sam Reider.

(22)
Includes (i) 126,683 shares of Class A common stock owned by Solamere Founders Fund I, LP, (ii) 80,093 shares of Class A common stock owned by Solamere Founders Fund I-B, LP, (iii) 5,835 shares of Class A common stock owned by SFF Portfolio Company Investments LLC Co-Investment Series I and (iv) 17,487 shares of Class A common stock owned by SFF Portfolio Company Investments LLC Co-Investment Series II (together, the "Solamere Funds"). The persons having voting or dispositive control over the shares of Class A common stock beneficially owned by the Solamere Funds are: Taggart Romney, Spencer Zwick and Eric Schevermann. The address of the entities is 137 Newbury St, 7th Floor, Boston, MA 02116, Attn: Kearney Shanahan.

(23)
Comprises 208,822 shares of Class B common stock held by Thomas Lally. Mr. Lally was an employee of the Company until October 2014.

(24)
Comprises 115,064 shares of Class A common stock held by Unicapital Investments V. The natural persons having voting or dispositive control over the shares of Class A common stock beneficially owned by Unicapital Investments V are the directors of the management company, Unicapital Investments (Management) SA: Bernard Sabrier, Gérard Pfauwadel, Benoît Paquay and Olivier Noel. The address of Unicapital Investments V is c/o Northern Trust, 6 Lou Hemmer, L-1749 Senningerberg, Luxembourg, Attn: Innocent Sanga.

(25)
Comprises 92,039 shares of Class A common stock held by Schroder & Co Bank AG. The person having voting or dispositive control over the shares of Class A common stock beneficially owned by Schroder & Co Bank AG is Unigestion Holdings. The address of Schroder & Co Bank AG is Central 2—Postfach 1820, 8021, Zurich, Switzerland, Attn: Sven Stadler.

(26)
Comprises 70,500 shares of Class A common stock held by Republic Nominees Limited a/c 1206 ("Republic"). The person having voting or dispositive control over the shares of Class A common stock beneficially owned by Republic is Republic Nominees Limited as registered shareholder as nominee. Republic Nominees Limited is a wholly owned subsidiary of HSBC Private Banking Holdings (Suisse) S.A. The address of Republic is c/o HSBC Private Bank (CI) Limited, Park Place, Park Street, St. Peter Port, Guernsey, GY1 1EE, Channel Islands.

(27)
Comprises 57,121 shares of Class B common stock held by Dewey Shay.

(28)
Includes 5,325 shares of Class A common stock and 39,524 shares of Class B common stock held by Aaron Welsh. Mr. Welsh is an employee of the Company.

(29)
Comprises 14,280 shares of Class B common stock held by Lucy Halperin.

(30)
Comprises 9,613 shares of Class B common stock held by George Kok. Mr. Kok was an employee of the Company until December 2014.

(31)
Comprises 977,631 shares of Class B common stock held by Peterson Partners V, L.P. The natural persons having voting or dispositive control over the shares of Class B common stock held by Peterson Partners V, L.P. are the members of the board of Peterson Partners Inc., which is the general partner of Peterson Partners V, L.P. These board members are Joel Peterson, founding partner, Clint Peterson, chief executive officer and Brandon Cope, partner. Joel Peterson is a member of our Board of Directors. The address of Peterson Partners V, L.P. is 2755 E. Cottonwood Pkwy, Salt Lake City, UT 84121, Attn: Eric Noble.

(32)
Includes 990,269 shares of Class A common stock held by Brian Harris and 4,244,732 shares of Class B common stock held by Betsy A. Harris 2012 Family Trust. Mr. Harris is a trustee of Betsy A. Harris 2012 Family Trust. The number of Class A common stock is inclusive of 275,128 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(33)
Comprises 3,132,307 shares of Class B common stock held by Seymour Holding Corporation. The natural persons having voting or dispositive control over the shares of Class B common stock beneficially owned by Seymour Holding Corporation are Douglas Durst, chairman, and Jonathan Durst, president. Douglas Durst is a member of our Board of Directors. The address of Seymour Holding Corporation is c/o The Durst Organization, One Bryant Park, New York, NY 10036, Attn: Ira Marx.

(34)
Includes 219,865 shares of Class A common stock and 926,766 shares of Class B common stock held by Greta Guggenheim. The number of Class A common stock is inclusive of 69,070 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(35)
Includes 61,478 shares of Class A common stock and 974,956 shares of Class B common stock held by Alan Fishman.

(36)
Includes 548,163 shares of Class A common stock and 423,084 shares of Class B common stock held by Michael Mazzei. The number of Class A common stock is inclusive of 138,140 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(37)
Includes 283,614 shares of Class A common stock and 290,169 shares of Class B common stock held by Pamela McCormack. The number of Class A common stock is inclusive of 73,674 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(38)
Includes 211,539 shares of Class A common stock and 201,355 shares of Class B common stock held by Thomas Harney. The number of Class A common stock is inclusive of 51,802 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(39)
Includes 103,405 shares of Class A common stock and 179,157 shares of Class B common stock held by Marc Fox. The number of Class A common stock is inclusive of 34,535 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(40)
Includes 89,930 shares of Class A common stock and 36,727 shares of Class B common stock held by Robert Perelman. The number of Class A common stock is inclusive of 27,907 shares of Class A common stock that can be acquired upon the exercise of options exercisable on February 18, 2016, February 18, 2017 and February 18, 2018.

(41)
Comprises 463,653 shares of Class B common stock held by Christina and Caroline Mazzei Irrevocable Trust 2009. The natural person having voting or dispositive control over the shares of Class B common stock held by Christina and Caroline Mazzei Irrevocable Trust 2009 is Jennifer Russo, trustee. Ms. Russo is the sister-in-law of Michael Mazzei, an officer of our Company.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our Second Amended and Restated Certificate of Incorporation, as amended (our "Certificate of Incorporation"), and Amended and Restated Bylaws (our "Bylaws").

Authorized Capitalization

        Our authorized capital stock consists of 600,000,000 shares of Class A common stock, par value $0.001 per share, 100,000,000 shares of Class B common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

        As of February 29, 2016, 63,466,181 shares of Class A common stock, par value $0.001 per share, were issued and outstanding, 46,445,729 shares of Class B common stock, par value $0.001 per share, were issued and outstanding, and no shares of preferred stock, par value $0.001 per share, were issued and outstanding.

        Unless our Board of Directors determines otherwise, we issue all shares of our capital stock in uncertificated form.

Class A Common Stock

  Voting Rights

        Holders of shares of Class A common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

  Dividend Rights

        Subject to the rights of the holders of any preferred stock that may be outstanding and any contractual or statutory restrictions, holders of our Class A common stock are entitled to receive equally and ratably, share for share, dividends as may be declared by our Board of Directors out of funds legally available to pay dividends. Dividends upon our Class A common stock may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any of our funds available for dividends, such sums as the Board of Directors deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of our property, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

  Liquidation Rights

        Upon liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

  Other Matters

        The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class B Common Stock

  Voting Rights

        Holders of shares of Class B common stock are entitled to one vote for each share held of record by such holder on all matters submitted to a vote of stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

  No Dividend or Liquidation Rights

        Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon a liquidation or winding up of Ladder Capital Corp.

  Exchange for Class A Common Stock

        Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement effective as of December 31, 2014 (the "LLLP Agreement") of LCFH, all assets and liabilities of LCFH were allocated on its books and records to two series of LCFH, consisting of "Series REIT" and "Series TRS." Each outstanding limited partnership interest in LCFH was converted into one limited partnership unit of Series REIT ("Series REIT LP Unit") and one limited partnership unit of Series TRS ("Series TRS LP Unit"), and the outstanding Series TRS LP Units are exchangeable for the same number of limited liability company interests of LC TRS I LLC ("LC TRS I Share"), which is a limited liability company that is a U.S. taxable REIT subsidiary of the Company and the general partner of Series TRS. Each Series REIT LP Unit, when paired together with one LC TRS I Share (or Series TRS LP Unit in lieu of such LC TRS I Share), is referred to herein as an "LP Unit." Holders may from time to time, subject to certain conditions, exchange one LP Unit and one share of the Company's Class B common stock for one share of the Company's Class A common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

Preferred Stock

        Our Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company, or upon any distribution of assets of our Company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  the preferences and special rights, if any, of the series and the qualifications and restrictions, if any, of the series;

  •
  the voting rights, if any, of the holders of the series; and

  •
  such other rights, powers and preferences with respect to the series as our Board of Directors may deem advisable.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply for so long as our Class A common stock is listed on the NYSE, require stockholder approval of certain issuances (other than a public offering) equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

        Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

  Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.

  No Cumulative Voting

        The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation prohibits cumulative voting.

  Calling of Special Meetings of Stockholders

        Our Bylaws provide that special meetings of our stockholders may be called at any time only by the chief executive officer or the Board of Directors.

  Stockholder Action by Written Consent

        The DGCL permits stockholder action by written consent unless otherwise provided by our Certificate of Incorporation. Our Certificate of Incorporation precludes stockholder action by written consent.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Our Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

        These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.

  Removal of Directors; Vacancies

        Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. In addition, our Bylaws provide that any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring on the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change in control attempts.

  Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except:

  •
  for breach of duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends); or

  •
  for transactions from which the director derived improper personal benefit.

        Our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to, and do, carry directors' and officers' insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        We have entered into indemnification agreements with each of our directors and officers providing for additional indemnification protection beyond that provided by the directors' and officers' liability insurance policy. In the indemnification agreements, we have agreed, subject to certain exceptions, to indemnify and hold harmless the director or officer to the maximum extent then authorized or permitted by the provisions of the Certificate of Incorporation, the DGCL, or by any amendment(s) thereto.

        There is currently no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

  REIT-related Restrictions on the Ownership of and Ability to Transfer our Class A Common Stock.

        Among other things, our Certificate of Incorporation provides that, subject to the exceptions and the constructive ownership rules described herein, no person may own, or be deemed to own, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of our capital stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class of our common stock.

        In addition, the Certificate of Incorporation prohibits (i) any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons, and (ii) any person from beneficially or constructively owning shares of our capital stock if such ownership would result in us failing to qualify as a REIT.

        These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover or other transaction in which stockholders might receive a premium for their shares of our capital stock over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

        Certain existing stockholders that currently hold in excess of 9.8% of the value of the outstanding shares of any class or series of our capital stock are exempt from the ownership limitations in our Certificate of Incorporation.

Corporate Opportunity

        Neither TowerBrook Capital Partners ("TowerBrook") nor GI Partners, our largest stockholders, has any obligation to offer us an opportunity to participate in business opportunities presented to TowerBrook or GI Partners even if the opportunity is one that we might reasonably have pursued, and neither TowerBrook nor GI Partners will be liable to us or our stockholders for breach of any duty by reason of any such activities unless, in the case of any person who is our director or officer, such business opportunity is expressly offered to such director or officer solely in his or her capacity as our officer or director. Stockholders will be deemed to have notice of and consented to this provision of our Certificate of Incorporation.

Choice of Forum

        Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a breach of fiduciary duty; (c) any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation or our Bylaws; or (d) any action asserting a claim against us that is governed by the internal affairs doctrine. However, several lawsuits involving other companies are currently pending challenging the validity of choice of forum provisions in certificates of incorporation, and it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

New York Stock Exchange Listing

        Our Class A common stock is listed on the NYSE under the symbol "LADR."

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in the Class A common stock of Ladder. For purposes of this section under the heading "U.S. Federal Income Tax Considerations," references to "Ladder," "we," "our" and "us" generally mean only Ladder and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Department of the Treasury (the "Treasury"), rulings and other administrative pronouncements issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or non-U.S. tax consequences relevant to us or an investment in our Class A common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  broker-dealers;

  •
  regulated investment companies;

  •
  partnerships and trusts;

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  persons who hold our stock on behalf of other persons as nominees;

  •
  persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

  •
  tax-exempt organizations; and

  •
  foreign investors.

        This summary assumes that investors will hold our Class A common stock as a capital asset, which generally means as property held for investment.

        The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding and disposing of our Class A common stock will depend on the stockholder's particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.

Taxation of Ladder Capital Corp

        We have been subject to tax as a REIT commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to continue to qualify for taxation as a REIT.

        The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. We have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that, commencing with our taxable year ending December 31, 2015, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in general

        As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to qualify."

        Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum regular U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. Under current law, the highest marginal non-corporate regular U.S. federal income tax rate applicable to ordinary income is 39.6%. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions." Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gain.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited transactions," and "—Foreclosure property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

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  If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for qualification—General."

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  A 100% tax may be imposed on transactions between us and a "taxable REIT subsidiary" ("TRS") that do not reflect arm's-length terms.

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  If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

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  The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

        In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for qualification—General

        The Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3.
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  4.
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code.

  5.
  the beneficial ownership of which is held by 100 or more persons;

  6.
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  7.
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2015). Our Certificate of Incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.

Effect of subsidiary entities

        Ownership of partnership interests.    We are a partner in entities that are treated as partnerships for U.S. federal income tax purposes (e.g., directly in our Series REIT operating partnership and indirectly through our TRS in our Series TRS operating partnership). Treasury regulations provide that we are deemed to own our proportionate share of our Series REIT operating partnership's assets, and to earn our proportionate share of such partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of our Series REIT operating partnership's assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.

        We generally have control of our operating partnerships and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Disregarded subsidiaries.    If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset tests" and "—Income tests."

        Taxable subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by our operating partnership), to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm's-length basis.

Income tests

        To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), "rents from real property," dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

        Interest income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. See "—Interest and REMIC apportionment." Even if a loan is not secured by real property, or is undersecured (such that all or a portion of the interest thereon does not qualify for the 75% gross income test), the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        We may invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit, or a "REMIC," for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.

        Dividend income.    We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

        Interest and REMIC apportionment.    The interest apportionment tax rules generally provide that, if a mortgage is secured by both real property and other property, the REIT is required to apportion its annual interest income between the portion attributable to a mortgage on the real property and the portion attributable to other property (which is not treated as mortgage interest). The interest apportionment tax regulations apply only if the mortgage loan in question is secured by both real property and other property. We expect that all or most of the mortgage loans that we acquire will be secured only by real property and no other property value is taken into account in our underwriting process. In addition, in certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules.

        In addition, the Code provides that a regular or a residual interest in a REMIC is generally treated as a real estate asset for the purpose of the REIT asset tests, and any amount includible in our gross income with respect to such an interest is generally treated as interest on an obligation secured by a mortgage on real property for the purpose of the REIT gross income tests. If, however, less than 95% of the assets of a REMIC in which we hold an interest consist of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for the purpose of determining the amount of income from the REMIC that is treated as interest on an obligation secured by a mortgage on real property. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the gross income received with respect to the interest in the REMIC as interest on an obligation secured by a mortgage on real property for the purpose of the 75% gross income test. For this purpose, a REMIC is an "eligible REMIC" if: (i) the REMIC has received a guarantee from the FNMA or the FHLMC that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC's mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of the gross income derived from the interest as qualifying income for the purposes of 75% REIT gross income test. Although the portion of the income from such a REMIC interest that does not qualify would likely be qualifying income for the purpose of the 95% REIT gross income test, the remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

        Fee income.    Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of the gross income tests.

        Hedging transactions.    Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See "—Derivatives and Hedging Transactions."

        Failure to satisfy the gross income tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

        Timing differences between receipt of cash and recognition of income.    Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

        In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument's tax basis.

        In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

Asset tests

        At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a "publicly offered REIT" (i.e., a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

        Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

        Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

        Fifth, no more than 25% of the total value of our assets may be represented by "nonqualified publicly offered REIT debt instruments" (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).

        Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as "securities" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having contingency features. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.

        In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests. In connection with the expanded HARP program, the IRS issued guidance providing that, among other things, if a REIT holds a regular interest in an "eligible REMIC," or a residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. For this purpose, a REMIC is an "eligible REMIC" if: (i) the REMIC has received a guarantee from the FNMA or the FHLMC that will allow the REMIC to make any principal and interest payments on its regular and residual interests; and (ii) all of the REMIC's mortgages and pass-through certificates are secured by interests in single-family dwellings. If we were to acquire an interest in an eligible REMIC less than 95% of the assets of which constitute real estate assets, the IRS guidance described above may generally allow us to treat 80% of our interest in such a REMIC as a qualifying real estate asset for the purpose of the REIT asset tests. The remaining 20% of the REMIC interest generally would not qualify as a real estate asset, which could adversely affect our ability to satisfy the REIT asset tests.

        If we hold a "residual interest" in a REMIC from which we derive "excess inclusion income," we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.

        We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities "sold" pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

        No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual distribution requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  (i)
  90% of our net taxable income, computed without regard to our net capital gain and the deduction for dividends paid, and

  (ii)
  90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

  (b)
  the sum of specified items of non-cash income.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.

        To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (b) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "—Taxation of stockholders—Taxation of taxable U.S. Holders—Distributions."

        If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.

        As discussed above under "—Income tests—Timing differences between receipt of cash and recognition of income," it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited transactions

        Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure property

        Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently

35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. Because we will invest primarily in mortgage-backed securities, we do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Derivatives and hedging transactions

        We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable mortgage pools and excess inclusion income

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or a "TMP", under the Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations,

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

  •
  the entity has issued debt obligations (liabilities) that have two or more maturities, and

  •
  the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

        A portion of the REIT's income from the TMP arrangement could be treated as "excess inclusion income." The REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder,

  •
  is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements."

        The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

        If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Asset-backed securities

        Investments in asset-backed securities, or "ABS", generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.

Failure to qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in "—Income tests" and "—Asset tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts or estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum regular federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships

        All of our investments are held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. Series REIT holds an interest in Series TRS through a TRS. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See "—Taxation of Ladder Capital Corp."

Entity Classification

        Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Ladder Capital Corp—Asset tests" and "—Income tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

        A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships' allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

New Partnership Audit Rules

        The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships (such as our operating partnership). Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in our operating partnership or other partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of stockholders

Taxation of taxable U.S. Holders

        As used herein, the term "U.S. Holder" means a holder of our Class A common stock who for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock.

        Distributions.    So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum regular U.S. federal rate) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. Such U.S. Holders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:

  •
  income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

  •
  dividends received by the REIT from TRSs or other taxable C corporations; or

  •
  income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum regular U.S. federal rates of 20% in the case of stockholders that are individuals, trusts or estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum regular U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder's shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder's shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on

December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of Ladder Capital Corp—Annual distribution requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

        Dispositions of Ladder stock.    If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder's adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum regular U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and capital losses are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

        If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive activity losses and investment interest limitations.    Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any "passive losses" against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of foreign stockholders

        The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Holders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our Class A common stock (including reporting requirements) in light of their individual circumstances.

        Ordinary dividends.    The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.

        In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder's investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.

        Non-dividend distributions.    Unless our stock constitutes a U.S. real property interest (a "USRPI"), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder's proportionate share of our earnings and profits, plus (b) the stockholder's basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital gain dividends.    Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under "—Taxation of foreign stockholders—Ordinary dividends," for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will generally be treated in the same manner as an ordinary dividend (see "—Taxation of foreign stockholders—Ordinary dividends"), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be "regularly traded" on an established securities exchange.

        Dispositions of Ladder stock.    Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

        Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.

        In the event that we are not a domestically controlled qualified investment entity, but our stock is "regularly traded," as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder's sale of our Class A common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our outstanding Class A common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 10% exception applicable to "regularly traded" stock described above), a Non-U.S. Holder may be treated as having gain from the sale or exchange of a USRPI if the Non-U.S.

Holder: (i) disposes of our Class A common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI; and (ii) acquires, or enters into a contract or option to acquire, other shares of our Class A common stock within 30 days after such ex-dividend date.

        Special FIRPTA Rules.    Recently enacted amendments to FIPRTA create special rules that modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including "qualified foreign pension funds" and their wholly owned foreign subsidiaries and certain widely held, publicly traded "qualified collective investment vehicles." Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.

        Estate tax.    If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

        Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Taxation of tax-exempt stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless: (i) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely-held" test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.

Other tax considerations

Legislative or other actions affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our Class A common stock.

Medicare 3.8% tax on investment income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their "net investment income," which includes dividends received from us and capital gains from the sale or other disposition of our Class A common stock.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, and, after December 31, 2018, gross proceeds from the sale of, our Class A common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A common stock.

State, local and foreign taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

Backup withholding and information reporting

        A stockholder may be subject to backup withholding and information reporting with respect to dividends, and with respect to amounts realized on the disposition of stock, unless the stockholder provides the withholding agent with the applicable IRS Form W-9 or IRS Form W-8 or otherwise establishes an exemption. Stockholders should consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. In addition, payments to a Non-U.S. Holder and proceeds from certain dispositions of stock may be reported to the IRS and may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a stockholder may be credited against the stockholder's U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Stockholders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

        The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Class A common stock or interests in shares of our Class A common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our Class A common stock or interests in shares of our Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  one or more underwritten offerings;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

  •
  a combination of any such methods of sale.

        The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our Class A common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our Class A common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge our Class A common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial Institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the Selling Stockholders from the sale of our Class A common stock offered by them will be the purchase price of our Class A common stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholders.

        The Selling Stockholders also may resell all or a portion of the shares of our Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

        The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Class A common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        To the extent required, the shares of our Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        To facilitate the offering of the shares of our Class A common stock offered by the Selling Stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Selling Stockholders may use this prospectus in connection with resales of the Class A common stock. The applicable prospectus supplement will identify the Selling Stockholders, the terms of the Class A common stock and any material relationships between us and the Selling Stockholders. Selling Stockholders may be deemed to be underwriters under the Securities Act in connection with the Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Stockholders will receive all the net proceeds from the resale of the Class A common stock.

Rule 10b5-1 Plans

        Certain Selling Stockholders have or may in the future adopt Rule 10b5-1 plans, allowing them to sell some or all of their shares over time as part of their financial, tax and/or estate planning. See "Selling Stockholders" elsewhere in this prospectus. Under a Rule 10b5-1 plan, a broker executes trades pursuant to pre-set parameters established by a Selling Stockholder when entering into the plan, without further direction from the Selling Stockholder.

 LEGAL MATTERS

        The validity of the shares of Class A common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and certain legal and tax matters as described under "U.S. Federal Income Tax Considerations" will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

10,000,000 Shares

LADDER CAPITAL CORP

Class A Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Deutsche Bank Securities
Wells Fargo Securities
Barclays
Citigroup
J.P. Morgan
FBR
JMP Securities
Keefe, Bruyette & Woods
                            A Stifel Company

The date of this prospectus supplement is December 6, 2016.